UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Vantage Drilling Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Vantage Drilling Company

NOTICE OF EXTRAORDINARY GENERAL MEETING IN LIEU OF ANNUAL GENERAL MEETING

OF THE COMPANY

TO BE HELD ON OCTOBER 30, 2009

Notice is hereby given that an Extraordinary General Meeting in Lieu of Annual General Meeting (the “Meeting”) of Vantage Drilling Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), will be held at the office of Porter & Hedges, L.L.P., 1000 Main Street, 36th Floor, Houston, Texas 77002, on October 30, 2009, at 10 AM Central Daylight Time, for the following proposals:

(1)	To elect ten nominees to serve on the Company’s Board of Directors (the “Board of Directors”) to hold office until the expiration of their term or until their successors are duly elected and qualified;

(2)	To approve an ordinary resolution to increase the Company’s authorized preferred share capital;

(3)	To approve a special resolution to amend the Company’s Memorandum and Articles of Association (the “Memorandum and Articles of Association”) to authorize the Board of Directors to issue preferred shares from time to time in one or more class or series, with such rights, preferences and restrictions as are fixed by the Board of Directors;

(4)	To approve a special resolution to amend the Memorandum and Articles of Association to add a more detailed process to fill vacancies on the Board of Directors;

(5)	To approve a special resolution to amend the Memorandum and Articles of Association to increase the minimum shareholder threshold necessary to call an extraordinary general meeting of shareholders from 10% to 33 1/3% of all the outstanding ordinary shares;

(6)	To approve a special resolution to approve certain other amendments to the Memorandum and Articles of Association;

(7)	To approve a special resolution to amend and restate, the Memorandum and Articles of Association;

(8)	To approve an ordinary resolution to issue, and ratify the prior issuance of, ordinary shares to F3 Capital;

(9)	To approve an ordinary resolution to issue ordinary shares upon exercise of a warrant issued to F3 Capital;

(10)	To approve an ordinary resolution to ratify the issuance of ordinary shares in a private placement to certain investors (including management of the Company) and to issue ordinary shares upon exercise of a warrant issued to a placement agent in the private placement;

(11)	To approve an ordinary resolution to ratify the appointment of UHY LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2009; and

(12)	To approve an adjournment of the Meeting, if necessary or appropriate, to solicit additional proxies if there are an insufficient number of votes at the Meeting to approve the proposals described above.

The Board of Directors has set September 3, 2009 as the record date for the Meeting. Only registered holders of the Company’s ordinary shares at the close of business on that date are entitled to receive notice of the Meeting and to attend and vote at the Meeting.

Any shareholder entitled to attend and vote at the Meeting is entitled to appoint a proxy to attend and vote on such shareholder’s behalf. Such proxy need not be a holder of the Company’s ordinary shares. This proxy statement and a copy of our Annual Report are available on the home page of our web site at www.vantagedrilling.com.

THE PRESENCE AT THE MEETING, IN PERSON OR BY PROXY, OF TWO OR MORE SHAREHOLDERS WHO HOLD ORDINARY SHARES SHALL CONSTITUTE A QUORUM. IT IS IMPORTANT THAT YOUR SHARES BE VOTED AT THE MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY FOLLOWING THE VOTING INSTRUCTIONS IN THE PROXY STATEMENT.

By order of the Board of Directors,
Christopher G. DeClaire
Company Secretary

                    , 2009

Page
GENERAL INFORMATION	1

PROPOSAL TO RATIFY AND ELECT DIRECTORS	3
Directors	3
Arrangement for Nomination of Directors	5
Communicating with the Board	5
Board Member Attendance at Meetings of Shareholders	5
Director Independence	5
Meeting Attendance and Board Committees	5
Director Nominations Process	6
Code of Ethics	7
Where to Find Corporate Governance Information	7

BACKGROUND OF PROPOSALS 2 THROUGH 7	8

PROPOSAL TO APPROVE ORDINARY RESOLUTION TO INCREASE AUTHORIZED PREFERRED SHARE CAPITAL	9

PROPOSAL TO APPROVE SPECIAL RESOLUTION TO AMEND THE MEMORANDUM AND ARTICLES OF ASSOCIATION TO AUTHORIZE THE BOARD OF DIRECTORS TO ISSUE PREFERRED SHARES FROM TIME TO TIME IN ONE OR MORE CLASSES OR SERIES, WITH SUCH RIGHTS, PREFERENCES AND RESTRICTIONS AS ARE FIXED BY THE BOARD OF DIRECTORS	10

PROPOSAL TO APPROVE SPECIAL RESOLUTION TO AMEND THE MEMORANDUM AND ARTICLES OF ASSOCIATION TO ADD A MORE DETAILED PROCESS TO FILL VACANCIES ON THE BOARD OF DIRECTORS	12

PROPOSAL TO APPROVE SPECIAL RESOLUTION TO AMEND THE MEMORANDUM AND ARTICLES OF ASSOCIATION TO INCREASE THE MINIMUM SHAREHOLDER THRESHOLD NECESSARY TO CALL AN EXTRAORDINARY GENERAL MEETING	13

PROPOSAL TO APPROVE SPECIAL RESOLUTION TO APPROVE OTHER AMENDMENTS TO THE MEMORANDUM AND ARTICLES OF ASSOCIATION	14

PROPOSAL TO APPROVE SPECIAL RESOLUTION TO AMEND AND RESTATE THE MEMORANDUM AND ARTICLES OF ASSOCIATION	15

PROPOSAL TO APPROVE ORDINARY RESOLUTION TO ISSUE, AND RATIFY THE PRIOR ISSUANCE OF, ORDINARY SHARES TO F3 CAPITAL	16

PROPOSAL TO APPROVE ORDINARY RESOLUTION TO ISSUE ORDINARY SHARES ISSUED UPON EXERCISE OF WARRANT TO F3 CAPITAL	18

PROPOSAL TO APPROVE ORDINARY RESOLUTION TO RATIFY THE ISSUANCE OF ORDINARY SHARES IN CONNECTION WITH A PRIVATE PLACEMENT AND TO ISSUE ORDINARY SHARES UPON EXERCISE OF WARRANT ISSUED TO PLACEMENT AGENT	19

PROPOSAL TO APPROVE ORDINARY RESOLUTION TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	20
Independent Public Accountant Fees	20
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Accountant	20
Report of the Audit Committee	21

OTHER INFORMATION	22
Security Ownership of Directors, Executive Officers and Certain Beneficial Owners	22
Executive Officers	24
Executive and Director Compensation	25
Securities Authorized For Issuance Under Equity Compensation Plans	34
Certain Relationships and Related Transactions	34
Section 16(a) Beneficial Ownership Reporting Compliance	36
Delivery of Documents to Shareholders Sharing an Address	36
Shareholder Proposal Information	36
Other Matters	37

i

Vantage Drilling Company

PROXY STATEMENT

FOR THE EXTRAORDINARY GENERAL MEETING OF THE COMPANY

October 30, 2009

GENERAL INFORMATION

The Board of Directors (the “Board of Directors”) of Vantage Drilling Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands, is soliciting your proxy for use at the Extraordinary General Meeting, which we refer to as the Meeting, to be held on October 30, 2009, at the offices of Porter & Hedges, L.L.P., 1000 Main Street, 36th Floor, Houston, Texas 77002, at 10 AM Central Daylight Time, and at any postponement or adjournment of the meeting. This proxy statement and related materials are first being made available to our shareholders on or about                     , 2009. Our registered office is located in the Cayman Islands at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our U.S. executive offices are located at 777 Post Oak Boulevard, Suite 610, Houston, Texas 77056, and our telephone number at this address is (281) 404-4700. Our website address is www.vantagedrilling.com. Information contained on, or accessible through, our website is not a part of this proxy statement. References in this Proxy Statement to “we,” “our,” and “us” are to Vantage Drilling Company.

Who Can Vote; Votes Per Share. Our ordinary shares, par value $0.001 per share, are our only outstanding class of voting securities. All persons who are registered holders of our ordinary shares at the close of business on September 3, 2009, the record date for the Meeting, will be entitled to notice of, and to vote at, the Meeting. As of the close of business on the record date, there were                                  outstanding ordinary shares.

Shareholders will be entitled to one vote per ordinary share on all matters submitted to a vote of shareholders, so long as those shares are represented at the Meeting in person or by proxy. Your shares will be represented if you attend and vote at the Meeting or if you submit a proxy. Under Cayman Islands law, holders of our ordinary shares do not have appraisal rights with respect to matters to be voted on at the Meeting.

How to Vote; Submitting Your Proxy. The Board of Directors recommends that you vote your shares “FOR” each of the proposals at the Meeting. By completing and submitting your proxy, you are legally designating the individuals named in the proxy card – Paul A. Bragg, Douglas G. Smith and Chris E. Celano (the “Proxy Holders”) – to vote your shares in accordance with the instructions you have indicated on the proxy. You may vote by Internet or telephone, by returning a signed proxy card or by voting in person at the Meeting. Instructions for telephonic and Internet voting are described on the enclosed proxy card. If you sign and return your proxy card but do not indicate how your shares are to be voted, then the Proxy Holders will vote as the Board of Directors recommends on each proposal.

Accessing Proxy Materials over the Internet. Pursuant to new rules promulgated by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and a copy of our Annual Report are available on the home page of our web site at www.vantagedrilling.com. Additionally, and in accordance with new SEC rules, we maintain the proxy materials on our web site in a manner that will not infringe on your anonymity if you access them.

Shares Registered in the Name of a Nominee. If your shares are not held in your name but in the “street name” of a bank, broker or other holder of record (a “nominee”), then your name will not appear in our register of shareholders and the nominee will be entitled to vote your shares. If you hold your shares in “street name,” you may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that institution. In order to be admitted to the Meeting, you must bring a letter or account statement showing that you beneficially own the shares held by the nominee. Even if you attend the Meeting, you will not be able to vote the shares that you hold in street name unless you receive a proxy from the record holder to vote at the Meeting. Rather, you should instruct your nominee how to vote those shares on your behalf.

Revoking Your Proxy. If you hold shares registered directly in your name, you may revoke your proxy at any time before it is voted at the Meeting by sending a signed revocation thereof to Vantage Drilling Company, 777 Post Oak Boulevard, Suite 610, Houston, Texas 77056, Attention: Company Secretary, which we must receive by 11:59 p.m., Central Daylight Time, on October 27, 2009. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting by ballot at the Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the shareholder of record, you must request, complete and deliver a legal proxy from your broker, bank or nominee. Attending the Meeting alone will not revoke any proxy.

Proxy Solicitation. We will bear all costs and expenses of soliciting proxies from shareholders in connection with the matters to be voted on at the Meeting. We will request brokers, custodians, nominees, fiduciaries and other record holders to forward copies of our proxy and soliciting materials to beneficial owners and request authority for the exercise of proxies. In such cases, upon request, we will reimburse such holders for their reasonable out-of-pocket expenses incurred in connection with the solicitation. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur. No additional compensation will be paid to our directors, officers, or other employees for their services in soliciting proxies for the Meeting.

Quorum, Voting Requirements and Broker Non-Votes. In order to establish a quorum at the Meeting, pursuant to our Memorandum and Articles of Association and the laws of the Cayman Islands, there must be two or more shareholders present at the Meeting, either in person or by proxy. For purposes of determining a quorum, abstentions and broker “non-votes” are counted as represented and will have no effect on the result of the vote on any proposal.

Under the rules that govern nominees who are record owners of shares that are held in accounts for the beneficial owners of the shares, nominees who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote such uninstructed shares on non-routine matters. A “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares. Nominees will have the authority to exercise discretion to vote shares with respect to Proposals 1, 3, 4, 11 and 12 because they involve matters that are considered routine, but will not have the authority to exercise discretion to vote shares with respect to Proposal 2 and Proposals 5 through 10 because they involve non-routine matters.

Proposals 1, 2 and 8 through 12 require shareholder approval by way of an ordinary resolution being an affirmative vote of a majority of the shares present in person or by proxy at the Meeting at which a quorum is present. Proposals 3 through 7 require shareholder approval by way of a special resolution or affirmative vote of a majority of not less than two-thirds of the shares present in person or by proxy at the Meeting at which a quorum is present.

Voting Procedures and Tabulation. We have appointed a representative of Continental Stock Transfer & Trust Company as the inspector of elections to act at the Meeting and to make a written report thereof. Prior to the Meeting, the inspector will sign an oath to perform his or her duties in an impartial manner and according to the best of his or her ability. The inspector will ascertain the number of ordinary shares outstanding and the voting power of each, determine the ordinary shares represented at the Meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties. The determination of the inspector as to the validity of proxies will be final and binding.

Telephonic Participation at the Meeting. You may participate in the Meeting by telephone by dialing 1-800-957-3506, access code 706970. The phoneline will be opened immediately prior to the Meeting being called to order.

PROPOSAL TO RATIFY AND ELECT DIRECTORS

(Proposal 1)

At the Meeting, the ratification of nine incumbent directors and the appointment of Mr. Ong as a new director is to be approved. Each director is to hold office until the next annual general meeting or until his or her office is vacated in accordance with the procedure in the Company’s Memorandum and Articles of Association (the “Memorandum and Articles of Association”). The Nominating and Governance Committee, which consists solely of directors who are independent within the meaning of the rules of the NYSE Amex, recommended the nomination of the nine directors to the Board of Directors who were previously appointed to the Board of Directors and Mr. Ong.

Directors

Certain information regarding the director nominees is set forth below:

Name	Age	Position
Paul A. Bragg	53	Chairman of the Board and Chief Executive Officer
Christopher G. DeClaire	50	Director, Vice President, and Secretary
Jorge E. Estrada (1), (3)	60	Director
Robert F. Grantham (3)	51	Director
Marcelo D. Guiscardo (2)	55	Director
John C.G. O’Leary (1), (3)	53	Director
John R. Russell (2)	68	Director
Hsin-Chi Su (2)	50	Director
Steinar Thomassen (1)	62	Director
Ong Tian Khiam	66	(4)

(1)	Member of our Audit Committee as of December 31, 2008.
(2)	Member of our Compensation Committee as of December 31, 2008.
(3)	Member of our Nominating and Corporate Governance Committee as of December 31, 2008.
(4)	Mr. Ong is standing for election to the Board of Directors for the first time at the Meeting. He has not previously held any officer or director position with us.

Paul A. Bragg, 53, has served as our Chairman of the Board of Directors and Chief Executive Officer and that of Vantage Energy Services, Inc. (“Vantage Energy”), our predecessor, since September 2006. Mr. Bragg has over 31 years of direct industry experience. Prior to joining us, Mr. Bragg was affiliated with Pride International, Inc. (“Pride”), one of the world’s largest international drilling and oilfield services companies. From 1999 through 2005, Mr. Bragg served as the Chief Executive Officer of Pride. From 1997 through 1999, Mr. Bragg served as Pride’s Chief Operating Officer, and from 1993 through 1997, Mr. Bragg served as its Vice President and Chief Financial Officer. Mr. Bragg graduated from the University of Texas at Austin in 1977 with a B.B.A. in Accounting.

Christopher G. DeClaire, 50, has served as our Vice President, Secretary and one of our directors and that of Vantage Energy since our inception and served as Vantage Energy’s Chief Financial Officer and Treasurer until November 2, 2007. Mr. DeClaire has over 28 years of experience. Mr. DeClaire is the President of DeClaire Interests, Inc., a private investment and consulting firm that he formed in 2002. From 1999 through December 2002, Mr. DeClaire was a principal and managing director of Odyssey Capital, LLC, an investment banking and private equity firm. From 1994 though 1998, Mr. DeClaire served as the Chief Executive Officer of Skillmaster, Inc., a temporary staffing company. Mr. DeClaire graduated from Michigan State University in 1982 with a bachelor’s degree in pre-law with a minor in accounting.

Jorge E. Estrada, 60, has served as one of our directors since 2008 and that of Vantage Energy since its inception. Mr. Estrada has over 37 years of direct industry experience. From July 1993 to January 2002, Mr. Estrada was employed as a consultant to Pride. From January 2002 to May 2005 he was employed by Pride in a business development capacity. He also served as a director of Pride from July 1993 until May 2005. Mr. Estrada is also the President and Chief Executive Officer of JEMPSA Media and Entertainment. Mr. Estrada received a B.S. in Geophysics from Washington and Lee University, and was a PhD candidate at the Massachusetts Institute of Technology.

Robert F. Grantham, 51, has served as one of our directors since 2008. Mr. Grantham has over 20 years of industry experience. From 1982 to 2006 he held senior management positions with various maritime shipping companies. He is currently a director for a number of companies based in the United Kingdom including, Bluewave Services, Ltd., a shipping consultancy specializing in commercial operations of LNG vessels, The Medical Warehouse LTD and TMT UK Ltd.

Marcelo D. Guiscardo, 55, has served as one of our directors since 2008 and that of Vantage Energy since its inception. Mr. Guiscardo has 33 years of direct industry experience. He served as President of Pioneer Natural Resources, Inc.’s Argentine subsidiary from January 2005 until May 2006. From March 2000 until January 2005, he was Vice President, E&P Services for Pride. From September 1999 until joining Pride, he was President of GDM Business Development, a private company providing consulting services to the energy industry. From November 1993 until September 1999, Mr. Guiscardo held two executive officer positions with and was a director of YPF Sociedad Anonima (now part of Respol YPF S.A.), an international integrated energy company. Mr. Guiscardo was YPF’s Vice President of Business Development in 1998 and 1999. Prior to that, he was YPF’s Vice President of Exploration and Production. From 1979 to 1993 he filled various positions for Exxon Company USA and Exxon International (now ExxonMobil) that culminated in having E&P responsibilities over the Middle East (Abu Dhabi, Egypt, Saudi Arabia and Yemen), France, Thailand and Cote d’Ivoire. Mr. Guiscardo graduated in May 1979 with a B.S. in Civil Engineering from Rutgers College of Engineering.

John C.G. O’Leary, 53, has served as one of our directors since 2008 and that of Vantage Energy since its inception. Mr. O’Leary has over 31 years of direct industry experience. Mr. O’Leary is a member of the boards of directors of Technip, Huisman-Itrec and Atlantic Oilfield Services. Mr. O’Leary is the CEO of Strand Energy, an independent consultancy firm with its head office in Dubai, UAE, providing advisory and brokerage services to clients in the upstream energy industry. Prior to forming Strand Energy, and from 2004 to 2006, Mr. O’Leary was a partner of Pareto Offshore ASA, a consultancy firm based in Oslo, Norway, providing consultancy and brokerage services to customers in the upstream energy industry. Prior to commencing with Pareto Offshore in November 2004, Mr. O’Leary was President of Pride. He joined Pride in 1997 as Vice President of Worldwide Marketing. Mr. O’Leary received an Honors B.E. in civil engineering from University College, Cork, Ireland in 1977. He holds two post-graduate degrees, one in Finance from Trinity College, Dublin and one in Petroleum Engineering from the French Petroleum Institute in Paris.

John R. Russell, 68, has served as one of our directors since 2008 and that of Vantage Energy since its inception. Mr. Russell has over 46 years of direct industry experience. Mr. Russell served as President of Baker Hughes from August 1998 until his retirement in October 1998. Previously, he served as President and Chief Executive Officer of Western Atlas from 1997 until August 1998, when the company was acquired by Baker Hughes Incorporated. Mr. Russell previously served as Executive Vice President and Chief Operating Officer, Oilfield Services, of Western Atlas from 1994 until the spin-off of the company from Litton Industries, when he was named President and Chief Executive Officer of the company.

Hsin-Chi Su, 50, has served as one of our directors since 2008. Since 2002, Mr. Hsin-Chi Su has served as Chief Executive Officer of TMT Co., Ltd. Under the direction of Mr. Hsin-Chi Su, TMT Co., Ltd., has expanded its fleet to include drybulk carriers, very large crude carriers, liquefied natural gas carriers, automobile carriers, and cement carriers. In addition to increasing the service capabilities of TMT Co., Ltd., Mr. Hsin-Chi Su has transformed TMT Co., Ltd., into a global leader in the international shipping industry. Mr. Hsin-Chi Su graduated with a BSc in Economics from Keio University in Japan.

Steinar Thomassen, 62, has served as one of our directors since 2008. Mr. Thomassen has over 31 years of direct industry experience. Mr. Thomassen served as Manager of LNG Shipping for StatoilHydro ASA (formerly Statoil ASA) from August 2001 until his retirement in December 2007 and was responsible for the acquisition and construction supervision of three large LNG tankers. Previously, Mr. Thomassen served as Vice President of Industrial Shipping for Navion ASA from October 1997 to July 2001 and for Statoil ASA from September 1992 to September 1997 and was responsible for the chartering and operation of a fleet of LPG, chemical and product tankers. Previously, Mr. Thomassen served as Chief Financial Officer for Statoil North America Inc., from December 1989 to August 1992 and functioned as the head of administration, personnel, accounting and finance. From January 1986 until November 1989 he was employed by Statoil AS and served as Controller for the Statfjord E&P producing division, with a production of 800 thousand bbls per day. From May 1976 until December 1986, Mr. Thomassen was employed by Mobil Exploration Norway Inc., during this period he held various international positions, including Project Controller for the 3 billion Statfjord Development, and served as Project Controller and Treasurer of the 2.5 billion Yanbu Development Project in Saudi Arabia from January 1982 until December 1986. Mr. Thomassen graduated from the Oslo School of Marketing in 1968.

Ong Tian Khiam, 66, is a new nominee for director and has not previously served us as a director or officer. Since July 2007, Mr. Khiam has served as Managing Director of OM Offshore Pte Ltd., a division of Otto Marine Pte Ltd., which invests in offshore drilling. From November 1997 through July 2007, he served as Managing Director of PPL Shipyard Pte Ltd and Baker Marine Pte Ltd, a wholly owned subsidiary of PPL, specializing in the construction of offshore drilling rigs and design of jackup drilling rigs. Mr. Khiam graduated from the University of Singapore in 1969 with a Bachelor in Mechanical Engineering.

Arrangement for Nomination of Directors

In connection with our acquisition in June 2008 of Offshore Group Investment Limited, a Cayman Islands exempted company (“OGIL”), F3 Capital, a Cayman Islands exempted company (“F3 Capital”), has the right to nominate three members to the Board of Directors. Messrs. Grantham, Su and Thomassen were nominated to our Board of Directors by F3 Capital. Mr. Su owns and controls F3 Capital. See the table under “Other Information – Security Ownership of Directors, Executive Officers and Certain Beneficial Owners” for more on the beneficial ownership of F3 Capital and Mr. Su.

In addition, in connection with a private placement that we completed with F3 Capital in January 2009, F3 Capital has the right to nominate one additional member to the Board of Directors. F3 Capital has exercised this right by nominating Mr. Ong for election to the Board of Directors.

Vote Required and Recommendation

This proposal requires approval by the affirmative vote of an ordinary resolution being an affirmative vote of a majority of the shares present in person or by proxy at the Meeting, at which a quorum is present.

The Board of Directors recommends a vote

“FOR” each nominee to the Board of Directors named in Proposal 1.

Communicating with the Board

Shareholders who wish to communicate to the Board of Directors should do so in writing to the following address:

[Name of Director(s) or Board of Directors]

Vantage Drilling Company

Attn: Investor Relations

777 Post Oak Boulevard, Suite 610

Houston, Texas 77056

All shareholder communications are logged and those not deemed frivolous, threatening or otherwise inappropriate are forwarded to the Chair of the Nominating and Governance Committee for distribution or, if addressed to the Audit Committee or Compensation Committee, forwarded to the appropriate committee chairman. Such chairman will review the received communication with the Board of Directors, or the group addressed in the communication, for the purpose of determining an appropriate response. Any communication received may be shared with management.

Board Member Attendance at Meetings of Shareholders

Although we do not have a formal policy regarding attendance by members of the Board of Directors at meetings of our shareholders, we encourage directors to attend. This is the first general meeting of shareholders since our predecessor, Vantage Energy, completed its merger with OGIL.

Director Independence

The Board of Directors has determined that the following members are independent as such term is defined under NYSE Amex rules: Jorge E. Estrada, Robert F. Grantham, Marcelo D. Guiscardo, John R. Russell and Steinar Thomassen. If he is elected to the Board of Directors, Ong Tian Khiam will also be considered an independent member of the Board under NYSE Amex rules.

Meeting Attendance and Board Committees

Meetings of the Board. During the year ended December 31, 2008, the Board of Directors held two meetings. All directors attended at least 75% of the total meetings of the Board of Directors and the committees on which they serve. We believe that attendance at meetings of the Board of Directors is only one criterion for judging the contribution of individual directors and that all directors have made substantial and valuable contributions.

Standing Committees. The Board of Directors has standing executive, audit, compensation and nominating and governance committees. These committees were formally established on June 10, 2008. The Board may also appoint additional committees from time to time with responsibilities for strategic planning, financing, and such other responsibilities as the Board shall determine to be appropriate.

Audit Committee. As of December 31, 2008, the Audit Committee consisted of Jorge E. Estrada, John C.G. O’Leary and Steinar Thomassen. During the year ended December 31, 2008, Mr. O’Leary served as the chairman of our Audit Committee and as the Audit Committee financial expert under the SEC rule implementing Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee reviews and recommends to the Board of Directors internal accounting and financial controls and accounting principles and auditing practices to be employed in the preparation and review of our financial statements. In addition, the Audit Committee has authority to engage public accountants to audit our annual financial statements and determine the scope of the audit to be undertaken by such accountants. As of December 31, 2008, all of the members of the Audit Committee were independent as such term is defined under NYSE Amex rules. The Audit Committee met four times during the year ended December 31, 2008.

As of May 2009, we entered into a consulting agreement with Mr. O’Leary. As a result Mr. O’Leary does not meet the independence requirements of the NYSE Amex and will not serve as chairman of the Audit Committee. However, he will continue to be a member of the Audit Committee pursuant to a NYSE Amex rule that allows a non-independent director to serve as an audit committee member for two years and the Audit Committee financial expert. The Board believes it is in our best interest and the best interest of our shareholders if Mr. O’Leary continues to be a member of the Audit Committee.

Compensation Committee. The Compensation Committee consists of Marcelo D. Guiscardo, John R. Russell and Hsin-Chi Su. Marcelo D. Guiscardo serves as the chairman of the Compensation Committee. All of the members, other than Mr. Su, were and are independent as such term is defined under NYSE Amex rules. Mr. Su serves as a member of the Compensation Committee pursuant to a NYSE Amex rule that allows a non-independent director to serve as a member of the Compensation Committee for two years. The Board believes it is in our best interest and the best interest of our shareholders if Mr. Su continues to be a member of the Compensation Committee. The primary purpose of the Compensation Committee is to, among other things, discharge the responsibilities of directors relating to the compensation of our executives and to produce the report that the rules and regulations of the SEC require to be included in or incorporated by reference into our annual report and proxy statement. The Compensation Committee’s processes and procedures for determining executive compensation are described below in “Other Information – Executive and Director Compensation – Report of the Compensation Committee of the Board of Directors on Executive Compensation.” The Compensation Committee met once during the year ended December 31, 2008.

Nominating and Governance Committee. The Nominating and Corporate Governance Committee consists of Jorge E. Estrada, Robert F. Grantham and John C.G. O’Leary. As of December 31, 2008, all of the members of the Nominating and Governance Committee were independent as such term is defined under NYSE Amex rules. As of May 2009, Mr. O’Leary ceased to meet the independence requirement of the NYSE Amex. He will continue to be a member of the Nominating and Corporate Governance Committee pursuant to a NYSE Amex rule that allows a non-independent director to serve as a member of the committee for two years. The Board believes it is in our best interest and the best interest of our shareholders if Mr. O’Leary continues to be a member of the Nominating and Corporate Governance Committee. The primary purpose of the Nominating and Governance Committee is to (1) identify individuals qualified to become members of the Board of Directors, (2) recommend candidates to the Board of Directors to either fill vacancies on the Board of Directors or to stand for election to the Board of Directors at the next annual general meeting of our shareholders, (3) select nominees for each committee of the Board of Directors, (4) develop and recommend to the Board of Directors appropriate corporate governance policies for us, conduct a regular review of such policies and recommend to the Board of Directors any additions, amendments or changes thereto, and (5) perform such other functions as the Board of Directors may assign from time to time. The Nominating and Governance Committee did not meet during the year ended December 31, 2008, but has met in the current year in order to propose the current slate of nominees for directors.

Director Nominations Process

Nominating functions are handled by the Nominating and Governance Committee pursuant to its charter. Our Memorandum and Articles of Association do not currently contain specific provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors. We do not have a formal policy concerning shareholder recommendation for election of nominees to the Board of Directors. Other than the nominees of F3 Capital (pursuant to contractual arrangements between us and F3 Capital), we have not received any recommendations from shareholders requesting that the Nominating and Governance Committee consider a candidate for inclusion among the Nominating and Governance Committee’s slate of nominees in our proxy statement, and we believe that no formal policy concerning shareholder recommendations is needed.

In evaluating director nominees, the Nominating and Governance Committee considers, among other things, the following factors:

•	the appropriate size of the Board of Directors;

•	our needs with respect to the particular talents and experience of our directors;

•	experience at a policy–making level;

•	strategic thinking;

•	depth of understanding of our business and industry;

•	experience with accounting rules and practices;

•	a general understanding of marketing, financing and other disciplines relevant to the success of a publicly-traded company and sound principles of corporate governance; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The goal of the Nominating and Governance Committee is to assemble a Board of Directors that brings us a variety of perspectives and skills derived from high quality business and professional experience. Current members of the Nominating and Governance Committee and Board of Directors are also polled for suggestions as to individuals meeting such criteria. Research may also be performed to identify qualified individuals. We have never engaged third parties and search firms to identify or evaluate or assist in identifying potential nominees.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may also consider such other factors as it deems to be in the best interests of us and our shareholders. The Nominating and Governance Committee does, however, believe it appropriate that a majority of the members of the Board of Directors meet the definition of “independent director” under the rules of the NYSE Amex The Nominating and Governance Committee also believes it appropriate for certain key members of our management to participate as members of the Board of Directors.

As there is no formal policy in place at this time, there have not been any material changes to the procedures by which shareholders may recommend nominees to the Board of Directors.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees (the “Code of Conduct”). Our Code of Conduct is available at www.vantagedrilling.com on the “Corporate Governance” page under the link “Code of Conduct.” We intend to include on our website any amendments to, or waivers from, a provision of the Code of Conduct that applies to our principal executive officer, principal financial officer, or controller that relates to any element of the “code of ethics” definition contained in Item 406(b) of Regulation S-K of the SEC.

Where to Find Corporate Governance Information

The charters for our Audit Committee, Compensation Committee, and Nominating and Governance Committee are attached to this proxy statement as Annexes A, B and C, respectively. Our Code of Conduct is available on our website: http://www.vantagedrilling.com under “Corporate Governance.” Copies of these documents are also available in print form at no charge by sending a request to Investor Relations, Vantage Drilling Company, 777 Post Oak Boulevard, Suite 610, Houston, Texas 77056.

BACKGROUND OF PROPOSALS 2 THROUGH 7

The following Proposals 2 through 7 to amend, and to amend and restate, the Memorandum and Articles of Association are summaries only and are qualified in their entirety by the full text of the proposed amendments and the Amended and Restated Memorandum and Articles of Association included in Annex D and Annex E attached hereto, respectively.

The proposed amendments to, and amendment and restatement of, the Memorandum and Articles of Association are permitted by the terms of the Memorandum and Articles of Association and the laws of the Cayman Islands, and were approved by the Board of Directors on August 24, 2009, for shareholder consideration and approval at the Meeting. If any or all of Proposals 2 through 7 are approved at the Meeting, they will become immediately effective.

PROPOSAL TO APPROVE ORDINARY RESOLUTION TO INCREASE

AUTHORIZED PREFERRED SHARE CAPITAL

(Proposal 2)

This proposal would increase our authorized share capital by increasing our authorized preferred shares from 1,000,000 preferred shares, par value $0.001 per share, to 10,000,000 preferred shares, par value $0.001 per share. As of the record date for the Meeting, no preferred shares were issued and outstanding.

The availability of such shares for issuance in the future will give us greater flexibility and permit such shares to be issued without the expense and delay of a general meeting. The additional authorized shares could be issued for any proper corporate purpose including, but not limited to, future equity and convertible debt financings, acquisitions of property or securities of other corporations, debt conversions and exchanges, exercise of current and future options and warrants, for issuance under our current or future employee benefit plans, share dividends and share splits. At this current time, we do not have any plans, resolutions or arrangements to issue any of the newly available shares. There can be no assurance that we will be successful in our efforts to complete a financing or to procure additional funds, or if successful in completing a financing or procuring additional funds, there can be no assurance as to the terms and conditions pursuant to which the financing may be completed and the funds may be provided. The number of shares to be issued in connection with a future financing could conceivably be large enough that control of us could change as a result. The Board of Directors is required to make each determination to issue ordinary and preferred shares based on its judgment as to the best interests of us and our shareholders in light of our financial and business circumstances at the time at which such determination is being made. The Board of Directors shall appoint a special finance committee for the purpose of assessing and monitoring our financing needs and determining the terms upon which we may issue preferred shares in order to meet such financing needs.

In Proposal 3, we are proposing an amendment to the Memorandum and Articles to authorize the Board of Directors to approve the creation and issuance of preferred shares in one or more series, at such times and containing such terms as the Board of Directors determines to be in our best interests. Such amendment to the Memorandum and Articles of Association will also require that any issuance of Preferred Shares be approved, prior to such issuance, by the unanimous consent of the members of a special finance committee to be created by the Board. The Board of Directors and the special finance committee will assess our financing needs and determine the terms upon which we may issue preferred shares in order to meet such financing needs.

Proposed Ordinary Resolution

The Board of Directors has approved the ordinary resolution relating to Proposal 2 as set forth on Annex D. If approved, the proposed amendment will become effective immediately if approved by the shareholders at the Meeting.

Vote Required and Recommendation

This proposal requires approval by the affirmative vote of an ordinary resolution being an affirmative vote of a majority of the shares present in person or by proxy at the Meeting at which a quorum is present. Abstentions and broker non-votes will not be counted as votes cast with respect to Proposal 2, and accordingly, abstentions and broker non-votes will have the effect of a vote against Proposal 2.

The Board of Directors recommends a vote

“FOR” Proposal 2.

PROPOSAL TO APPROVE SPECIAL RESOLUTION TO AMEND THE MEMORANDUM AND ARTICLES OF ASSOCIATION TO AUTHORIZE THE BOARD OF DIRECTORS TO ISSUE PREFERRED SHARES FROM TIME TO TIME IN ONE OR MORE CLASSES OR SERIES, WITH SUCH RIGHTS, PREFERENCES AND RESTRICTIONS AS ARE FIXED BY THE BOARD OF DIRECTORS

(Proposal 3)

Our current Memorandum and Articles of Association authorizes 1,000,000 preferred shares (see Proposal 2 for an ordinary resolution to increase this to 10,000,000). If Proposal 2 and this Proposal 3 are approved, this would permit the Board of Directors to issue the preferred shares in one or more series and with such rights (including voting, dividend and conversion), preferences and designations as the Board of Directors, and a Special Finance Committee of the Board of Directors, deems necessary or advisable without any action by shareholders. This is commonly referred to as “blank check preferred shares.”

The Board of Directors believes that amending the current Memorandum and Articles of Association to permit the Board of Directors to authorize the issuance of the blank check preferred shares will provide us with increased flexibility in raising future capital and will allow us to meet our financing needs on a timely basis. The Board of Directors believes that for us to execute our business strategy successfully, we may need to raise capital at some point in the future and it may be preferable or necessary to issue preferred shares to investors. Preferred shares usually grant holders certain preferential rights in voting, dividends, liquidation and/or other rights in preference over the ordinary shares. The proposed amendments would give the Board of Directors flexibility without further shareholder action (except as may be required by applicable law or by the rules of any stock exchange on which our securities may be listed) to issue the preferred shares on such terms and conditions as the Board of Directors deems to be in the best interests of us and our shareholders. The Board of Directors believes that increased flexibility in capital raising is in the best interests of us and our shareholders.

The proposed amendment to the Memorandum and Articles of Association will also require that the terms of any preferred shares be approved by both the Board of Directors as a whole and by the unanimous consent of a Special Finance Committee designated by the Board of Directors to oversee our strategic and financial planning. The amendment to the Memorandum and Articles of Association also creates the Special Finance Committee to consist of three persons, being our Chief Executive Officer, one independent director, and if there is then a substantial shareholder who owns more than 33 1/3% of the outstanding ordinary shares and voting shares, a director designated by such substantial shareholder, and if there is not then a substantial shareholder, a second independent director. As of the date of this proxy statement, F3 Capital is the beneficial owner of approximately         % of our outstanding ordinary shares and has contractual rights to name four directors to the Board of Directors. As a result of such beneficial ownership, F3 Capital has the right to approve all corporate actions of the Company and will be entitled to designate the third member of the Special Finance Committee

Notwithstanding the foregoing, each issuance of preferred shares (as well as ordinary shares) would be subject to applicable law and the rules of any stock exchange on which our securities may then be listed. For example, under the rules of the NYSE Amex, we are prohibited from issuing 20 % or more of our outstanding ordinary shares (or securities convertible into or exercisable for ordinary shares) in a private transaction in which the issue price is less than the greater of market value or book value of our shares and under certain other circumstances without the prior approval of our shareholders. In such event, the Board of Directors will seek the approval of our shareholders prior to the issuance of shares in such a transaction. Although the Board of Directors is recommending that shareholders vote for the proposed amendment to the Memorandum and Articles of Association in part to increase our flexibility for future financings, the Board of Directors has no current plans, arrangements or understandings with respect to the issuance of any preferred shares.

The availability of undesignated preferred shares may have certain negative effects on the holders of ordinary shares. The actual effect of the issuance of any shares of preferred shares upon the rights of holders of ordinary shares cannot be stated until the Board of Directors and the Special Finance Committee determine the specific rights of the holders of such series of preferred shares. The proposed amendment will permit the Board of Directors, and the Special Finance Committee of the Board of Directors, without future shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights, which are superior to and could adversely affect the voting power or other rights of the holders of ordinary shares. Specifically, we will be in a position to issue securities which would grant to the holders thereof, preferences or priorities over the holders of ordinary shares with respect to, among other things, liquidation, dividends and voting. This could result in holders of ordinary shares receiving less in the event of our liquidation, dissolution or other winding up, reduce the amount of funds, if any, available for dividends on ordinary shares, and dilute the voting power of the holders of ordinary shares.

In addition, preferred shares could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of us. For example, the Board of Directors could designate and issue a series of preferred shares in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders of ordinary shares or with rights and preferences that include special voting rights to veto a change in control. The effect of such provisions could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by shareholders, even if such proposed actions would be beneficial to shareholders. This could include discouraging bids even if such bid represents a premium over the then existing trading price and thereby prevent shareholders from receiving the maximum value for their shares. Please note that the creation of the blank check preferred shares has not been proposed by the Board of Directors for an anti-takeover related purpose and the Board of Directors has no knowledge of any current efforts to obtain control of us or to effect large accumulations of our voting shares. Amendments to the Memorandum and Articles of Association as described in Proposals 4 and 5, if approved by shareholders, may also have the effect of preventing, discouraging or delaying any change in the control of us.

Proposed Special Resolution

The Board of Directors has approved the special resolution relating to Proposal 3 as set forth on Annex D.

Vote Required and Recommendation

This proposal requires approval by the affirmative vote of a special resolution being an affirmative vote of two-thirds of the shares present in person or by proxy at the Meeting at which a quorum is present. Abstentions and broker non-votes will not be counted as votes cast with respect to Proposal 3, and accordingly, abstentions and broker non-votes will have the effect of a vote against Proposal 3.

The Board of Directors recommends a vote

“FOR” PROPOSAL 3.

PROPOSAL TO APPROVE SPECIAL RESOLUTION TO AMEND THE MEMORANDUM AND ARTICLES OF ASSOCIATION TO ADD A MORE DETAILED PROCESS TO FILL VACANCIES ON THE BOARD OF DIRECTORS

(Proposal 4)

This proposal would amend the Memorandum and Articles of Association to provide that any vacancy on the Board of Directors shall be filled by the Board of Directors, acting by a majority vote of the directors then in office, or if not so filled, by the shareholders at the next annual general meeting or an extraordinary general meeting called for the election of directors.

The Board of Directors believes that these amendments would, if adopted, effectively reduce the possibility that a third party could effect a sudden or surprise change in majority control of the Board of Directors without the support of the incumbent directors.

At the present time, the Memorandum and Articles of Association provides that a vacancy on the Board of Directors may be filled by the remaining directors. The proposed amendment to the Memorandum and Articles of Association provides that (i) vacancies may be filled a majority of the remaining directors, though less than a quorum and such newly-appointed directors shall serve until the election of directors at our next annual general meeting even if the class to which such director has been appointed has a remaining term of more than one year and (ii) if no directors remain, this vacancy shall be filled by a vote of holders of a majority of the outstanding ordinary shares.

Proposed Special Resolution

The Board of Directors has approved the special resolution relating to Proposal 4 as set forth on Annex D.

Vote Required and Recommendation

This proposal requires approval by the affirmative vote of a special resolution being an affirmative vote of two-thirds of the shares present in person or by proxy at the Meeting at which a quorum is present. Abstentions and broker non-votes will not be counted as votes cast with respect to Proposal 4, and accordingly, abstentions and broker non-votes will have the effect of a vote against Proposal 4.

The Board of Directors recommends a vote

“FOR” Proposal 4.

PROPOSAL TO APPROVE SPECIAL RESOLUTION TO AMEND THE MEMORANDUM AND ARTICLES OF ASSOCIATION TO INCREASE THE MINIMUM SHAREHOLDER THRESHOLD NECESSARY TO CALL AN EXTRAORDINARY GENERAL MEETING

(Proposal 5)

This proposal would amend the Memorandum and Articles of Association to provide that we will be required to convene an extraordinary general meeting to consider an issue or issues, at the request of shareholders, only if holders of 33 1/3% or more of all the ordinary shares deliver to our Company Secretary signed and dated written demands, describing the purpose or purposes for which the shareholders seek to convene a extraordinary general meeting. Currently, as provided in the Memorandum and Articles of Association, holders of 10% of all the ordinary shares may require, upon written demand, that we hold a general meeting on the issue. The Board of Directors believes that the time and expense of convening extraordinary general meetings of shareholders should be incurred only when there is a more substantial need, as evidenced by a request by 33 1/3% of the ordinary shares entitled to vote at a meeting.

An effect of this amendment may be to make it more difficult for a smaller percentage of shareholders to submit proposals to a vote of all of the holders of the ordinary shares other than at a regularly scheduled annual general meeting. As a result, the amendment may preclude a takeover bidder from quickly proposing a merger, business combination, or other similar transaction, or from removing and/or replacing directors in an effort to gain control of us, other than by following the rules prescribed for submitting proposals for an annual general meeting.

Proposed Special Resolution

The Board of Directors has approved the special resolution relating to Proposal 5 as set forth on Annex D.

Vote Required and Recommendation

This proposal requires approval by the affirmative vote of a special resolution being an affirmative vote of two-thirds of the shares present in person or by proxy at the Meeting at which a quorum is present. Abstentions and broker non-votes will not be counted as votes cast with respect to Proposal 5, and accordingly, abstentions and broker non-votes will have the effect of a vote against Proposal 5.

The Board of Directors recommends a vote

“FOR” Proposal 5.

PROPOSAL TO APPROVE SPECIAL RESOLUTION TO APPROVE OTHER AMENDMENTS TO THE MEMORANDUM AND ARTICLES OF ASSOCIATION

(Proposal 6)

In addition to the amendments contemplated by Proposals 2 through 5, the proposed amendments to the Memorandum and Articles of Association would include the following other changes:

•	Elaborate on the general terms of our ordinary shares;

•	Require a record date of no more than 60, and not less than 10, days prior to any general meeting;

•	Specify certain of the terms and conditions of the redemption of preferred shares;

•	Allow for the compulsory redemption of preferred shares upon the determination of the directors, subject to the requirements of our Memorandum and Articles of Association and Cayman Islands law;

•	Remove our right to an automatic lien on the shares of a shareholder for any debt or liabilities of such shareholder with us;

•	Grant authority to hold separate general meetings for holders of preferred shares;

•	Eliminate the requirement, in a the absence of a contrary vote of the directors, to have the annual general meeting on the second Wednesday of December;

•	Remove the requirement that a director be removed from office if he misses three consecutive meetings of the Board of Directors;

•	Increase the quorum requirement for a general meeting to a majority of the votes entitled to be cast on the matters before such meeting;

•

Eliminate the ability of shareholder votes to be taken by a show of hands of shareholders attending a meeting and require that all votes of the shareholders be taken on the basis of one vote per outstanding share on the record date (subject to the rights of holders of preferred shares);

•	Require notice of shareholder meeting no more than 60, and not less than 10, days prior to any such meeting, which is an increase over the prior requirement of at least five days notice;

•	Elaborate on the requirements for director nominees;

•	Clarify that the provisions regarding use of proxies are subject to the rules of the NYSE Amex, or any other exchange on which our ordinary shares are listed;

•	Elaborate on the provisions regarding appointment of directors; and

•	Require the removal of a director if the rules of the NYSE Amex, or any other exchange on which our ordinary shares are listed, prohibit such director from serving on the Board of Directors.

These amendments are designed to bring our Memorandum and Articles of Association more in line with current concepts of good corporate governance, to clarify some of its terms and to conform more closely with those of other similar public corporations.

Proposed Special Resolution

The Board of Directors has approved the special resolution relating to Proposal 6 as set forth on Annex D.

Vote Required and Recommendation

This proposal requires approval by the affirmative vote of a special resolution being an affirmative vote of two-thirds of the shares present in person or by proxy at the Meeting at which a quorum is present. Abstentions and broker non-votes will not be counted as votes cast with respect to Proposal 6, and accordingly, abstentions and broker non-votes will have the effect of a vote against Proposal 6.

The Board of Directors recommends a vote

“FOR” Proposal 6.

PROPOSAL TO APPROVE SPECIAL RESOLUTION TO AMEND AND RESTATE THE MEMORANDUM AND ARTICLES OF ASSOCIATION

(Proposal 7)

Assuming that Proposals 2 through 6 are approved at the Meeting, we would propose to amend and restate the Memorandum and Articles of Association as set forth in Annex E hereto to reflect each of the amendments approved at the Meeting. The amendment and restatement of the Memorandum and Articles of Association would primarily reflect the changes as set forth in Proposals 2 through 6, as well as certain other conforming changes to article numbers and references for the articles not being amended, subject to the deletion of the changes relating to any proposal that is not approved by shareholders.

Proposed Special Resolution

The Board of Directors has approved the special resolution relating to Proposal 7 as set forth on Annex E.

Vote Required and Recommendation

This proposal requires approval by the affirmative vote of a special resolution being an affirmative vote of two-thirds of the shares present in person or by proxy at the Meeting at which a quorum is present. Abstentions and broker non-votes will not be counted as votes cast with respect to Proposal 7, and accordingly, abstentions and broker non-votes will have the effect of a vote against Proposal 7.

The Board of Directors recommends a vote

“FOR” Proposal 7.

PROPOSAL TO APPROVE ORDINARY RESOLUTION TO ISSUE, AND RATIFY THE PRIOR ISSUANCE OF, ORDINARY SHARES TO F3 CAPITAL

(Proposal 8)

We propose to issue, and ratify the prior issuance of, up to an aggregate of 27,393,946 ordinary shares to F3 Capital, which constituted more than 20% of our outstanding ordinary shares, in the transactions described below. Individually, any of these transactions do not exceed the 20% threshold imposed by the rules of the NYSE Amex, as described below, but when these transactions are considered together, the threshold is exceeded. Accordingly, we believe it is necessary obtain shareholder approval for these issuances.

As of the record date for this Meeting, F3 Capital beneficially owns an aggregate of                  ordinary shares, constituting     % of our outstanding ordinary shares. After giving effect to the issuances contemplated by this Proposal 8, F3 Capital will beneficially own                  ordinary shares, constituting     % of our outstanding ordinary shares. Hsin-Chi Su, one of our directors, owns 100% of the outstanding equity of F3 Capital.

Loans

Pursuant to a loan agreement dated December 18, 2008 (the “December Loan Agreement”) between us and F3 Capital, we borrowed $10.0 million from F3 Capital. The loan is unsecured and bears interest at a rate of 7% per annum. Principal and accrued interest on this loan were due and payable on February 18, 2009. At any time prior to the date that the loan is repaid, subject to shareholder approval, F3 Capital has the right to convert the outstanding amount under the December Loan Agreement into ordinary shares at price equal to the greater of (a) $0.80 per share or (b) the average closing price of the ordinary shares for the five trading days preceding the date of conversion. As of March 3, 2009, F3 Capital has elected to convert the outstanding amount owed under the December Loan Agreement at $0.952, the average closing price of the ordinary shares for the five days preceding March 3, 2009, the date of conversion, which requires us to issue approximately 10,655,865 ordinary shares. While we have accepted the conversion notice, we have not been able to issue such shares pending receipt of shareholder approval of this Proposal 8.

In addition, pursuant to a loan agreement dated March 3, 2009 (the “March Loan Agreement,” and together with the December Loan Agreement, the “Loan Agreements”) between us and F3 Capital, we borrowed $4.0 million from F3 Capital. F3 Capital has the right to convert amounts outstanding under the March Loan Agreement into ordinary shares at a price equal to the closing price of the ordinary shares as reported on the NYSE Amex on the trading day preceding F3 Capital’s election to convert. Principal and accrued interest, under the March Loan Agreement, unless accelerated, were due and payable on June 30, 2009, but F3 Capital elected to convert the outstanding amount owed under the March Loan Agreement at $1.02, the closing price of the ordinary shares on March 3, 2009. While we have accepted the conversion notice and agreed to issue approximately 3,921,570 ordinary shares in satisfaction of the conversion, we have not been able to issue such shares pending receipt of shareholder approval of this Proposal 8.

Private Placement

On January 9, 2009, we entered into a subscription agreement with F3 Capital (the “Subscription Agreement). Pursuant to the terms of the Subscription Agreement, we issued and sold 5,517,241 ordinary shares to F3 Capital in consideration of $1.45 per share, or an aggregate of $8,000,000. The proceeds of the offering were used to fund our portion of the collateral for a performance bond obligation for to Mandarin Drilling Corporation, a Marshall Islands corporation and affiliate of F3 Capital (“Mandarin”), in connection with a drilling contract and for general corporate purposes. We are seeking shareholder approval to ratify this issuance.

Issuance of Shares in Satisfaction of Contractual Obligation

We previously held an option to purchase an ultra-deepwater drillship, hull number 3602. The option lapsed pursuant to its terms, and pursuant to its terms, we were obligated to pay a termination fee of $10.0 million to Mandarin. In settlement of our obligations under the option, we reached an agreement (the “Termination Agreement”) with Mandarin to issue 7,299,270 of our ordinary shares to F3 Capital in lieu of paying the termination fee in cash, which shares were issued on April 17, 2009. We are seeking shareholder approval to ratify this issuance.

NYSE Amex Requirements

The issuance of our ordinary shares pursuant to the transactions described above would result in the issuance, or ratification of the prior issuance, of an aggregate of 27,393,946 ordinary shares to F3 Capital. The rules and regulations of the NYSE Amex require that we obtain shareholder approval prior to the issuance of our ordinary shares in a private financing at a price less than the greater of the book value or market value of our ordinary shares, where the total number of shares which may be issued pursuant to such transactions exceeds 20% of the outstanding ordinary shares prior to issuance. In each of the transactions described above, the conversion price was based on the market price of our ordinary shares at the time of the transaction. However, because our book value per ordinary share exceeded our market value per ordinary share at the time of such transactions, the requirements of this 20% rule are triggered. Furthermore, none of these individual transactions exceed the 20% threshold, and each of these transactions were executed separately in order to meet distinct obligations and issues faced by us. However, because these transactions each involve ordinary shares issued to F3 Capital, we believe it is prudent to obtain shareholder approval and ratification of these transactions taken together. The approval of these transactions by the shareholders will allow us to issue to F3 Capital the ordinary shares described in order to satisfy our obligations to F3 Capital and will enable us to list such ordinary shares on the NYSE Amex.

Ownership of F3 Capital if Proposal 8 is Approved

If Proposal 8 is approved by shareholders, F3 Capital would be issued: (i) upon conversion of amounts owed by us under the December Loan Agreement, 10,655,865 ordinary shares at a price of $0.952 per share, and (ii) upon conversion of the March Loan Agreement, 3,921,570 ordinary shares at a price of $1.02 per share. Shareholder approval of this Proposal 8 would also ratify the issuance of 5,517,241 ordinary shares at $1.45 per ordinary share pursuant to the Subscription Agreement and the issuance of 7,299,270 ordinary shares at $1.37 per ordinary share pursuant to the Termination Agreement. As a result of such transactions, F3 Capital would beneficially own approximately     % of our ordinary shares on a fully-diluted basis. Hsin-Chi Su, one of our directors, owns 100% of the outstanding equity of F3 Capital.

Consequences if Proposal 8 is not Approved

If shareholders do not approve the issuance of ordinary shares upon conversion of the amounts owed under the Loan Agreements, we will have to pay all principal and accrued and unpaid interest owed to F3 Capital pursuant to the terms of the Loan Agreements. During the second half of 2008, and continuing through 2009, the financial markets have been extremely volatile. This volatility has made access to the capital markets very difficult and has increased the cost of capital. If we are required to repay amounts owed under the Loan Agreements, we will have to use available cash that would otherwise be used to fund our operations or raise additional capital to repay those amounts. There can be no assurance that we will be able to raise capital to repay amounts owed to F3 Capital under the Loan Agreements on commercially reasonable terms, if at all.

Further, if shareholders do not ratify the issuance of ordinary shares pursuant to the Subscription Agreement and the Termination Agreement described above, we would have to find other ways to satisfy our obligations under these agreements or we will be in breach of our obligations pursuant to these agreements. A breach could result in our having to rescind the issuance of such shares and refund in cash the purchase price paid by F3 Capital for ordinary shares.

Vote Required and Recommendation

This proposal requires approval by the affirmative vote of an ordinary resolution being an affirmative vote of a majority of the shares present in person or by proxy at the Meeting at which a quorum is present. Abstentions and broker non-votes will not be counted as votes cast with respect to Proposal 8, and accordingly, abstentions and broker non-votes will have the effect of a vote against Proposal 8.

The Board of Directors recommends a vote

“FOR” Proposal 8.

PROPOSAL TO APPROVE ORDINARY RESOLUTION TO ISSUE ORDINARY SHARES ISSUED UPON EXERCISE OF WARRANT TO F3 CAPITAL

(Proposal 9)

In November 2008, we reached an agreement to restructure our ownership in the Platinum Explorer, a 12,000-foot ultra-deepwater drillship. Vantage Deepwater Company, a Cayman Islands exempted company and our wholly-owned subsidiary (“Deepwater”), and F3 Capital entered into a Share Sale and Purchase Agreement (the “Purchase Agreement”) with Mandarin, which owns the construction contract for the Platinum Explorer. See “Other Information – Certain Relationship and Related Party Transactions – Platinum Explorer Transaction” for more.

Pursuant to the terms of the Purchase Agreement, Deepwater agreed to purchase from F3 Capital an aggregate of 4,500 ordinary shares of Mandarin (constituting 45% of the outstanding shares of Mandarin) in consideration for payments in the aggregate of $189.75 million, of which $40.0 million had previously been paid, and our issuance of warrants to purchase up to approximately 1,980,000 ordinary shares at an exercise price equal to $2.50 per share (the “Warrant”). Pursuant to anti-dilution provisions contained in the warrant additional shares may be issued to F3 Capital.

NYSE Amex Requirements

We propose to issue approximately 1,980,000 ordinary shares upon exercise of the Warrant. In accordance with the rules of the NYSE Amex, shareholder approval is required in order to issue and list on the NYSE Amex the ordinary shares issuable upon exercise of the Warrant.

Interests of Certain Persons

If this Proposal 9 is approved by shareholders, F3 Capital would have the right to acquire an additional approximately 1,980,000 ordinary shares at a price of $2.50 per share. Excluding those amounts that could be issued upon approval of the various transactions described under Proposal 8, F3 Capital would beneficially own approximately     % of our ordinary shares on a fully-diluted basis. Hsin-Chi Su, one of our directors, owns 100% of the outstanding equity of F3 Capital.

Vote Required and Recommendation

This proposal requires approval by the affirmative vote of a ordinary resolution being an affirmative vote of a majority of the shares present in person or by proxy at the Meeting at which a quorum is present. Abstentions and broker non-votes will not be counted as votes cast with respect to Proposal 9, and accordingly, abstentions and broker non-votes will have the effect of a vote against Proposal 9.

The Board of Directors recommends a vote

“FOR” Proposal 9.

PROPOSAL TO APPROVE ORDINARY RESOLUTION TO RATIFY THE ISSUANCE OF ORDINARY SHARES IN CONNECTION WITH A PRIVATE PLACEMENT AND TO ISSUE ORDINARY SHARES UPON EXERCISE OF WARRANT ISSUED TO PLACEMENT AGENT

(Proposal 10)

On June 5, 2009, we entered into a Securities Purchase Agreement with certain purchasers named therein, pursuant to which we sold 17,769,535 ordinary shares at a purchase price of $1.40 per share in a private placement (the “Placement”). We received aggregate net proceeds of approximately $24.0 million from the Placement. Westlake Securities, L.L.C. (“Westlake”), one of the placement agents for the transaction, earned fees equal to 4% of our proceeds from investors introduced by Westlake, and received a warrant to purchase 371,429 ordinary shares at $2.10 per share (the “Westlake Warrant”). The Westlake Warrant will expire five years from the closing date of the Placement. Pursuant to anti-dilution provisions contained in the Westlake Warrant, additional shares may be issued to Westlake.

NYSE Amex Requirements

In accordance with the rules of the NYSE Amex described above with respect to the issuance of more than 20% of the outstanding ordinary shares in a transaction not involving a public offering, shareholder approval is required in order to issue and list on the NYSE Amex the ordinary shares issued in the Placement and issuable upon exercise of the Westlake Warrant. As such, we are seeking shareholder ratification of the issuance of the ordinary shares in the Placement, and as noted above, we propose to issue approximately 371,429 ordinary shares upon exercise of the Westlake Warrant.

Vote Required and Recommendation

This proposal requires approval by the affirmative vote of an ordinary resolution being an affirmative vote of a majority of the shares present in person or by proxy at the Meeting at which a quorum is present. Abstentions and broker non-votes will not be counted as votes cast with respect to Proposal 10, and accordingly, abstentions and broker non-votes will have the effect of a vote against Proposal 10.

The Board of Directors recommends a vote

“FOR” Proposal 10.

PROPOSAL TO APPROVE ORDINARY RESOLUTION TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 11)

UHY LLP, a U.S. based accounting firm (“UHY”), has served as our independent registered public accounting firm, and the independent registered public accounting firm of our predecessor, since 2006. The Audit Committee, in its capacity as a committee of the Board of Directors, has appointed UHY to audit our financial statements for the fiscal year ending December 31, 2009. Representatives of UHY plan to attend the Meeting and will be available to answer appropriate questions from shareholders. These representatives will be able to make a statement at the Meeting if they wish, although we do not expect them to do so.

Shareholder ratification of the appointment of UHY is not required by the rules of the NYSE Amex or the SEC or by our Memorandum and Articles of Association. However, the Board of Directors is submitting the appointment of UHY to you for ratification as a matter of good corporate practice. If our shareholders fail to ratify the appointment, the Audit Committee will review its future selection of our independent registered public accounting firm. Even if the appointment of UHY is ratified, the Audit Committee may change to a different independent registered public accounting firm if it determines a change may be in the best interest of us and our shareholders.

Independent Public Accountant Fees

For the fiscal years ended December 31, 2007 and 2008, UHY billed the approximate fees set forth below:

Fees	Fiscal Year Ended December 31, 2007	Fiscal Year Ended December 31, 2008
Audit Fees (1)	$108,568	$293,129
Audit-Related Fees (2)	$80,672	$6,761
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$189,240	$299,890

(1)	Audit Fees include fees billed for professional services rendered for the integrated audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports, and other related services that are normally provided in connection with statutory and regulatory filings.
(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations and due diligence in connection with mergers and acquisitions, attest services related to financial reporting that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Accountant

The Audit Committee has adopted certain policies and procedures regarding permitted audit and non-audit services and the annual pre-approval of such services. Each year, the Audit Committee will ratify the types of audit and non-audit services of which management may wish to avail itself, subject to pre-approval of specific services. Each year, management and the independent registered public accounting firm will jointly submit a pre-approval request, which will list each known and/or anticipated audit and non-audit service for the upcoming calendar year and which will include associated budgeted fees. The Audit Committee will review the requests and approve a list of annual pre-approved non-audit services. Any additional interim requests for additional non-audit services that were not contained in the annual pre-approval request will be approved during quarterly Audit Committee meetings.

All services provided by UHY during the fiscal year ended December 31, 2008 were approved by the Audit Committee. UHY acts as our principal independent registered public accounting firm. Through December 31, 2008, UHY had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leased auditing staff who were full-time, permanent employees of Advisors and through which UHY’s partners provide non-audit services. UHY has no full-time employees and therefore, none of the audit services performed were provided by permanent full-time employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

Report of the Audit Committee

The Audit Committee reviews and recommends to the Board of Directors internal accounting and financial controls and accounting principles and auditing practices to be employed in the preparation and review of our financial statements. In addition, the Audit Committee has authority to engage public accountants to audit our annual financial statements and determine the scope of the audit to be undertaken by such accountants. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. The independent registered public accounting firm reports directly to the Audit Committee.

Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes and the engagement, independence and performance of our independent registered public accounting firm. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

The Audit Committee met with our independent registered public accounting firm and discussed the overall scope and plans for their audit. The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

UHY also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and the Audit Committee discussed with the independent registered public accounting firm its independence. When considering UHY’s independence, the Audit Committee considered the non-audit services provided to us by the independent registered public accounting firm and concluded that such services are compatible with maintaining the firm’s independence.

The Audit Committee reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2008 with management and UHY. Based on the Audit Committee’s review of the audited consolidated financial statements and the meetings and discussions with management and the independent registered public accounting firm, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the charter of the Audit Committee, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC.

By the Audit Committee of the Board of Directors,

Jorge E. Estrada

John C. G. O’Leary

Steinar Thomassen

Recommendation

The Board of Directors and the Audit Committee recommend a vote

“FOR” Proposal 11.

OTHER INFORMATION

Security Ownership of Directors, Executive Officers and Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of our outstanding ordinary shares on August 31, 2009, except as noted below, by (1) each person who is known by us to beneficially own more than 5% of our outstanding voting power, (2) each director and named executive officer, (3) each nominee for director standing for ratification or election at the Meeting, and (4) all of our current directors and executive officers as a group. To our knowledge, unless it is otherwise stated in the footnotes, each person listed below has sole voting and investment power with respect to his or her shares beneficially owned. For purposes of the tables below, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person has the right to acquire on or within 60 days after August 31, 2009.

Name and Address of Beneficial Owner (1)	Number of Ordinary Shares Beneficially Owned	Percentage of Class Beneficially Owned(2)
Greater than five percent holders:
CopperTree Capital Management LLP (3)	6,629,849	5.67%
F3 Capital (4)	71,149,844	53.87%

Directors, nominees and named executive officers:
Paul A. Bragg (5)	4,324,246	3.67%
Christopher G. DeClaire (6)	2,439,996	2.08%
Jorge E. Estrada (7)	1,921,204	1.64%
Robert Grantham (8)	18,000	*
Marcelo D. Guiscardo (9)	2,222,409	1.89%
John C.G. O’Leary (10)	2,527,909	2.15%
John R. Russell (11)	2,222,409	1.89%
Hsin-Chi Su (12)	71,149,844	53.87%
Steinar Thomassen (13)	10,000	*
Edward G. Brantley (14)	84,427	*
Douglas Halkett (15)	440,702	*
Douglas G. Smith (16)	241,942	*
Michael R.C. Derbyshire (17)	145,300	*
Donald Munro (18)	111,800	*
Ong Tian Khiam

All directors and executive officers as a group (14 persons)	87,860,188	64.80%

*	Less than 1% of our ordinary shares outstanding.
(1)	Unless otherwise indicated, the address of all beneficial owners of our ordinary shares set forth above is 777 Post Oak Boulevard, Suite 610, Houston, Texas 77056.
(2)	Based on 116,923,589 ordinary shares outstanding as of August 31, 2009. Except as otherwise indicated, all shares are beneficially owned, and the sole investment and voting power is held, by the person named. This table is based on information supplied by our officers, directors and principal shareholders and reporting forms, if any, filed with the SEC on behalf of such persons.
(3)	Based on a Schedule 13G filed on April 21, 2009, by CopperTree Capital Management LLP, a Cayman Island limited partnership (“CopperTree”). The address for CopperTree is 52 Lime Street, London, United Kingdom, EC3M 7BS. The principals of CopperTree are CopperTree Limited, Cornhill Asset Management Limited, David Graham Atkinson, Jonathan Michael Hughes-Morgan and Andrew Frangos. CopperTree has sole power to vote and direct the vote of 6,629,849 shares.
(4)

Mr. Hsin-Chi Su owns 100% of F3 Capital. The address of F3 Capital is 8th No 126 Jianguo North Road, Taipei 104, Taiwan. Includes 15,150,000 shares that may be acquired upon exercise of warrants that are currently exercisable. Excludes 16,557,435 ordinary shares that will be issued to F3 Capital upon conversion of outstanding loans and exercise of certain warrants pending shareholder approval pursuant to Proposals 8 and 9.

(5)	Paul A. Bragg is our Chairman and Chief Executive Officer. Includes 311,400 unvested shares of restricted stock granted to Mr. Bragg pursuant to the Vantage Drilling Company 2007 Long-Term Incentive Compensation Plan (the “2007 Plan”), 945,000 ordinary shares that may be acquired upon exercise of warrants that are currently exercisable and 750,000 ordinary shares that Mr. Bragg transferred for estate planning purposes to the Paul A. Bragg 2007 Annuity Trust, a grantor retained annuity trust for the benefit of family and friends.
(6)	Christopher G. DeClaire is one of our directors and our Vice President and Secretary. Includes 82,650 unvested shares of restricted stock granted to Mr. DeClaire pursuant to the 2007 Plan and 546,000 ordinary shares that may be acquired upon exercise of warrants that are currently exercisable. Excludes 60,000 warrants that are owned by Mr. DeClaire’s spouse.
(7)	Jorge E. Estrada is one of our directors. Includes 486,000 ordinary shares that may be acquired upon exercise of warrants that are currently exercisable.
(8)	Robert Grantham is one of our directors. Includes 18,000 ordinary shares that may be acquired upon exercise of warrants that are currently exercisable.
(9)	Marcelo D. Guiscardo is one of our directors. Includes 486,000 ordinary shares that may be acquired upon exercise of warrants that are currently exercisable.
(10)	John C.G. O’Leary is one of our directors. Includes 90,000 unvested shares of restricted stock granted to Mr. O’Leary pursuant to the 2007 Plan and 486,000 ordinary shares that may be acquired upon exercise of warrants that are currently exercisable.
(11)	John R. Russell is one of our directors. Includes 486,000 ordinary shares that may be acquired upon exercise of warrants that are currently exercisable. Also includes 602,409 ordinary shares owned by Ecleto Partners, L.P., an entity controlled by Mr. Russell.
(12)	Hsin-Chi Su is one of our directors and the sole shareholder of F3 Capital. Includes 55,999,844 ordinary shares owned by F3 Capital and 15,150,000 ordinary shares that F3 Capital may acquire upon exercise of warrants that are currently exercisable. Excludes 16,557,435 ordinary shares that will be issued to F3 Capital upon conversion of outstanding loans, exercise of certain warrants and contract restructuring pending shareholder approval pursuant to Proposals 8 and 9.
(13)	Steinar Thomassen is one of our directors and was nominated by F3 Capital.
(14)	Edward G. Brantley is our Chief Accounting Officer. Includes 27,750 unvested shares of restricted stock granted to Mr. Brantley pursuant to the 2007 Plan.
(15)	Douglas Halkett is our Chief Operating Officer. Includes 12,900 ordinary shares owned by Mr. Halkett’s spouse, 164,625 unvested shares of restricted stock granted to Mr. Halkett pursuant to the 2007 Plan and 35,702 ordinary shares that may be acquired upon exercise of warrants that are currently exercisable.
(16)	Douglas G. Smith is our Chief Financial Officer. Includes 99,900 unvested shares of restricted stock granted to Mr. Smith pursuant to the 2007 Plan and 6,000 ordinary shares that may be acquired upon exercise of warrants that are currently exercisable.
(17)	Michael R.C. Derbyshire is our Vice President – Marketing. Includes 93,225 unvested shares of restricted stock granted to Mr. Derbyshire pursuant to the 2007 Plan and 21,000 ordinary shares that may be acquired upon exercise of warrants that are currently exercisable.
(18)	Donald Munro is the Company’s Vice President – Operations. Includes 73,350 unvested shares of restricted stock granted to Mr. Munro pursuant to the 2007 Plan.

Executive Officers

Our executive officers serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board of Directors. All of our executive officers are listed in the following table, and certain information concerning these officers, except for Messrs. Bragg and DeClaire, who are also members of the Board of Directors, follows the table:

Name	Age	Position
Douglas G. Smith	40	Chief Financial Officer and Treasurer
Douglas W. Halkett	47	Chief Operating Officer
Edward G. Brantley	54	Chief Accounting Officer and Controller
Michael R.C. Derbyshire	55	Vice President – Marketing

Douglas G. Smith, 40, has served as our Chief Financial Officer and Treasurer since November 2, 2007. Prior to joining us, Mr. Smith served with Pride as Vice President – Financial Projects from January 2007 to June 2007, as Vice President, Controller and Chief Accounting Officer from May 2004 to December 2006, and Director of Budget and Strategic Planning from March 2003 to May 2004. From 2001 to 2003, Mr. Smith worked as an independent business consultant providing advisory services to a private equity group and start-up companies. From 2000 to 2001, Mr. Smith served as Vice President of Finance and Accounting for COMSYS Information Technology Services, Inc. Mr. Smith is a certified public accountant and has a Bachelors of Business Administration and a Masters of Professional Accounting degree from the University of Texas.

Douglas W. Halkett, 47, has served as our Chief Operating Officer since January 15, 2008. Prior to joining us, Mr. Halkett served with Transocean Inc. as Division Manager in Northern Europe (UK & Norway) from January 2003 to November 2007, as an Operations Manager in the Gulf of Mexico from February 2001 to December 2003, and as Operations Manager and Regional Operations Manager in the UK from July 1996 to January 2001. Prior to joining Transocean, Mr. Halkett worked for Forasol-Foramer in various operational and business roles from January 1988 to June 1996, and was assigned in Paris and various locations in the Far East. Mr. Halkett started his career with Shell International in Holland and Brunei in 1982 and joined Mobil North Sea Ltd in 1985. Mr. Halkett earned a First Class Honours Degree in Mechanical Engineering from Heriot Watt University (Edinburgh) in 1981 and attended the Programme for Management Development at Harvard Business School in 2003.

Edward G. Brantley, 54, has served as our Chief Accounting Officer since April 2008. Prior to joining us, Mr. Brantley served with Transmeridian Exploration Incorporated, an international exploration and production company, as Vice President and Chief Accounting Officer from 2005 to 2008. Prior to joining Transmeridian, Mr. Brantley was employed by Pride from 2000 to 2005 where he served in several capacities including Treasurer and Vice President and Chief Accounting Officer. Prior to joining Pride, Mr. Brantley was employed by Baker Hughes, Inc., an international oilfield services provider, for 11 years in various positions including Vice President – Finance of Baker Sand Control and Controller of Baker Hughes Inteq. Mr. Brantley is a certified public accountant and graduated from the University of Mississippi with a B.B.A. in Accounting.

Michael R.C. Derbyshire, 55, has served as our Vice President – Marketing and that of Vantage Energy, our predecessor, since January 15, 2008. Prior to joining us, Mr. Derbyshire served Pride from July 2006 to January 2008 as Regional Marketing & Business Development Manager for Asia Pacific, and was based in Singapore, and from July 1996 to July 2006 as Regional Marketing and Business Development Manager for the Middle East, and was based in Dubai. From 1982 to 1996 Mr. Derbyshire held various management positions with Forasol Foramer. Mr. Derbyshire began his professional career in the construction industry as a surveyor and served companies such as John Mowlem and Bernard Sunleys, before converting to the oil and gas industry in 1982.

Executive and Director Compensation

Compensation Discussion and Analysis

Overview

The following discussion and analysis is intended to provide an explanation of our executive compensation program with respect to our five most highly compensated executive officers including our Chief Executive Officer. Those individuals are identified in the Summary Compensation Table below and are referred to as the “named executive officers.”

Our predecessor, Vantage Energy, was a “special purpose acquisition company” formed for the purpose of engaging in a merger or acquisition in the oilfield services sector. We accomplished this by acquiring OGIL and reorganizing into a Cayman Island holding company structure in June 2008. We refer to this as the “OGIL Acquisition.”

None of our founding executive officers or directors received compensation prior to the OGIL Acquisition, including our Chief Executive Officer. Each of the other four named executive officers were compensated in 2008 prior to the OGIL Acquisition and that compensation is reflected in the compensation tables.

Compensation Committee

Our Compensation Committee is charged with setting and performing an annual review of our executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies.

Benchmarking of Compensation and Compensation Consultant

We believe that it is important when making compensation-related decisions to be informed as to current practices of similarly-situated, publicly-held companies in the offshore contract drilling industry. Accordingly, our Compensation Committee considers the cash and equity compensation practices of other publicly held companies in the offshore contract drilling industry through the review of such companies’ public reports and through other resources. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, we believe that gathering this information is an important part of our compensation-related decision-making process.

In anticipation of the closing of the OGIL Acquisition, the Compensation Committee retained the services of an executive compensation consulting firm, Stone Partners Inc., to assist with executive compensation benchmarking analysis, devising our executive compensation program and setting compensation for our executives. Stone Partners provided its analysis and recommendations to the Compensation Committee during the first half of June 2008, in advance of the OGIL Acquisition. The Compensation Committee also consulted Stone Partners in its review of the terms and conditions of proposed employment agreements that were entered into with the named executive officers on June 12, 2008, other than Mr. Munro whose employment contract was executed in May 2008.

Our Compensation Committee instructed Stone Partners to assume that we would reach a fully deployed, annualized revenue run rate of $1.2 billion within two years, and advised Stone Partners that the Compensation Committee’s overall goal was to structure our executive compensation program so as to be market competitive with that tier of drilling and oilfield services companies. Based on the recommendations of Stone Partners, our Compensation Committee chose a group of peer companies against which to benchmark the types and amounts of compensation and benefits to be provided to our executives. This peer group consisted of a group of publicly-held drilling and oilfield services companies with median revenues in 2007 of $1,893.5 million, median assets at December 31, 2007 of $3,615.0 million and a median capitalization of $2,848.7 million at December 31, 2007. The peer group had average revenues in 2007 of $2,356.7 million, average assets at December 31, 2007 of $5,337.9 million and average market capitalization of $3,096 million at December 31, 2007. This peer group consisted of Pride, Noble Corporation, ENSCO International Incorporated, Rowan Companies, Inc., Oceaneering International, Inc., Hercules Offshore, Inc., Complete Production Services, Inc., Grey Wolf, Inc. (subsequently acquired by Precision Drilling Trust), Parker Drilling Company and Atwood Oceanics, Inc.

To assist in meeting its responsibilities, the Compensation Committee engaged Stone Partners, an independent outside consulting firm. The compensation consultant reports to and acts at the direction of the Compensation Committee. The Compensation Committee does not adopt all of the compensation consultant’s recommendations, but utilizes the compensation consultant’s work as a check in arriving at its own judgment with respect to what it deems appropriate. Stone Partners is not affiliated with any of our directors or officers. Our executive management did not engage Stone Partners for 2008 and did not direct or oversee the retention, analysis and recommendations of Stone Partners. Stone Partners has not been retained by the Compensation Committee for 2009.

Role of Executive Officers in Compensation Decisions

Each of our Chief Executive Officer and the other named executive officers played a role in our executive compensation decisions in 2008. Our Chief Executive Officer reviewed the performance of all officers and made his compensation recommendations to the Compensation Committee, including his own. Our other named executive officers also reviewed those executives directly or indirectly reporting to them and provided their compensation recommendations to the Chief Executive Officer for his consideration in formulating his recommendations to the Compensation Committee. In forming their recommendations, each of the Chief Executive Officer and the other named executive officers considered the performance of the individuals evaluated, their tenure with us, their initial compensation package upon joining us and any subsequent modifications, internal pay equity matters and our performance.

Compensation Philosophy and Objectives

As a development stage company in a highly cyclical industry, we must compete with much larger and more established competitors for executive talent. We believe that the most effective compensation program for us at this stage of our development is one that allows us to attract from far more seasoned competitors, proven leaders with the practical experience and entrepreneurial drive needed to successfully execute our business plan and build shareholder value. Accordingly, our executive compensation program seeks to provide total compensation packages that are at least competitive, in terms of potential value over time, to that which our executives could likely command if they were employed with our more established competitors. Our executive compensation program must also enable us to incentivize and retain those individuals who continue to perform at or above our expectations. For these reasons, the types of compensation and benefits we provide to our executive officers are similar to those provided to executive officers of other companies engaged in international operations and include elements of short term and currently paid out compensation and cash and non-cash compensation. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation, other than its goal of keeping our compensation program competitive.

We view components of executive compensation as related but distinct. Although our Compensation Committee reviews total compensation, we do not believe that significant compensation derived from one component of compensation should necessarily negate or reduce compensation from other components. In the future, the Compensation Committee anticipates determining the appropriate level for each compensation component based in part, but not exclusively, on the compensation practices of competitors, the internal equity and consistency of our executive competition, individual performance and other information deemed relevant at the time.

We entered into employment contracts with our Chief Executive Officer and the other named executive officers in 2008. While this decision generally restricts us from adjusting our executives’ compensation and other terms of employment in a manner adverse to the executive, it has the important benefit of adding an element of security to their compensation in view of the fact that we are a development stage company. We also believe that providing executive officers with employment contracts is a common practice among our peer companies and that refusing to provide employment contracts would lessen our ability to attract and retain managers of the caliber we seek.

Elements of Our Compensation Program

There are four primary components to our executive compensation – salary, cash incentive bonus, stock-based awards and, with respect to executives resident in foreign countries, expatriate executive perquisites. These are described in greater detail below.

Base Salary. We attempt to set executive base salaries at levels comparable with those of executives in similar positions and with similar responsibilities at peer group companies. In setting base salaries in 2008, our Compensation Committee, with the assistance of our compensation consultant, reviewed the market median base salary ranges for peer group companies in the 25th percentile to the 75th percentile of our peer group. Base salaries were then set for our executives at approximately 90% of the peer group median base salary. The Compensation Committee expects to review and adjust base salaries annually, subject to contractual obligations under employment agreements with executives.

Annual Cash Bonuses. All of our executive officers participate in a cash annual incentive bonus plan. Under this plan, each executive officer is assigned a target bonus and a maximum bonus expressed as a percentage of his base salary. The target bonus percentage and maximum bonus percentage for each of our named executive officers for 2008 is set forth in the table below:

Name	Title	Target Bonus Percentage	Maximum Bonus Percentage
Paul A. Bragg	Chief Executive Officer	100%	200%
Douglas Smith	Chief Financial Officer	70%	140%
Douglas Halkett	Chief Operating Officer	80%	160%
Michel R.C. Derbyshire	Vice President – Marketing	70%	140%
Donald Munro	Vice President – Operations	60%	120%

Target and maximum bonus percentages in the table above were established by our Compensation Committee in June 2008 for the year ended December 31, 2008. As is typical among our peer group, target and maximum bonus percentages vary among the named executive officers based on the potential impact each position has on our financial performance. For 2008, target bonus levels and maximum bonus levels were established at approximately the median of annual cash bonus opportunities for executives in comparable positions with our peer group.

Whether a targeted bonus or a maximum bonus is actually earned by an executive is based on performance against our financial and operating objectives and against individual objectives assigned to the executive by the Compensation Committee. In 2009 and subsequent years, the Compensation Committee expects that the attainment of our objectives and an individual executive’s objectives will be determined primarily by reference to objective, quantitative performance criteria that we expect will include financial, operational and safety performance goals. We have not yet established our company and individual performance criteria for 2009 but we expect that our Compensation Committee will do so prior to the end of fiscal 2009.

In 2008, however, objective, quantitative performance standards were not set for annual cash incentive bonus eligibility because the OGIL Acquisition did not occur until midway through 2008 and we did not take delivery of our first rig until December of 2008. Instead, the Compensation Committee awarded annual cash incentive bonuses for 2008 based largely upon its collective, subjective evaluation of individual executive’s performance and our wide performance relating to completion of the OGIL Acquisition, cost and timing of rig construction, hiring and retention of staff and other developmental stage activities following closing of the OGIL Acquisition. Our Chief Executive Officer provided the Compensation Committee with his recommendations regarding cash incentive bonuses which was based in part on recommendations to him made by other executive officers. The determination of the cash incentive bonuses to be paid were determined by the Compensation Committee in March 2009 and the bonuses were paid in March 2009.

Equity Awards. We use stock options and other stock-based awards to reward long-term performance. We believe that providing a meaningful portion of its executives’ total compensation package in stock options and other stock-based awards will align the incentives of its executives with the interests of our shareholders and with our long-term success. The Compensation Committee and the Board of Directors will develop their equity award determinations based on their judgments as to whether the complete compensation packages provided to our executives, including prior equity awards, are sufficient to retain, motivate and adequately reward the executives.

The Compensation Committee considers multiple factors when determining award sizes, including market practices and amounts of other elements of compensation. However, like other components of compensation, the Compensation Committee seeks to set the dollar value of annual long-term equity incentive awards for executive officers at the median of the compensation peer group. Our Compensation Committee believes that the stock options and shares of restricted stock are essential components of our compensation program and are necessary for us to be able to attract, motivate and retain high quality employees and executive officers. During the last fiscal year, the Compensation Committee allocated the awards made to executive officers equal in number between stock options and restricted stock. Stock options and restricted stock are granted to executives to provide an equity-based incentive component to their compensation. Executives do not realize value unless the stock price rises above the price on the date of grant. This reflects our focus on aligning the interests of shareholders and executives and increasing shareholder value.

Under the 2007 Plan, stock options are granted at exercise prices equal to fair market value of the underlying ordinary shares on the date of grant. For the fiscal year 2008, Mr. Bragg was granted options to acquire 340,250 ordinary shares at an exercise price of $8.40 per share, and Mr. Smith was granted options to acquire 121,500 ordinary shares at an exercise price of $8.40 per share. In addition, three other named executive officers were granted options to acquire 405,000 ordinary shares at an exercise price of $8.40 per share. The exercise price for these options was equal to the fair market value of the underlying ordinary shares on the date of grant, and reflect the Compensation Committee’s focus on the “at risk” component of Mr. Bragg’s, Mr. Smith’s and other named executive officers’ total compensation. For fiscal year 2008, Mr. Bragg was granted 415,200 shares of restricted stock, and 133,200 shares of restricted stock were granted to Mr. Smith. Also, 441,600 shares of restricted stock were granted to other named executive officers. Both the options and restricted shares vest in 25% increments beginning the first anniversary date of the grant and were granted on June 12, 2008.

Ordinary Share Ownership Requirements

Although we do not have a formal requirement for stock ownership by any employee, we seek to promote the ownership of our ordinary shares through the use of long-term incentive compensation. We believe that broad-based stock ownership by our employees, including the named executive officers, enhances our ability to improve shareholder return by aligning the interests of our employees and shareholders.

Severance and Other Termination Payments

Under the compensation program, reasonable “change in control” and severance benefits are provided to our named executive officers and certain other employees. In the case of our named executive officers, the Compensation Committee believes these benefits reflect the competitive marketplace for executive talent and are in line with similar arrangements of companies with executives in comparable positions. Our change in control and severance benefit arrangements with the named executive officers and certain other employees recognize that our employees have built us into the successful enterprise we are today.

The purpose of these change in control arrangements is to:

•

ensure that the actions and recommendations of our senior management with respect to a possible or actual change in control are in the best interests of us and our shareholders, and are not influenced by their own personal interests concerning their continued employment status after the change in control; and

•	reduce the distraction regarding the impact of an actual or potential change in control on the personal situation of the named executive officers and other employees.

More detailed information about the employment agreements is contained in “Employment Agreements” and “Potential Payments Upon Termination and Change in Control.”

Expatriate Executive Perquisites

Executives who are resident in foreign countries, expatriate employees, also receive a company standard array of expatriate executive perquisites that we believe is competitive with those of peer companies engaged in significant international operations. These include company-paid housing and utilities, use of an automobile, payment or reimbursement of in-country taxes, business class travel for extended flights, annual business class round trip flights for annual leave and school tuition expenses for their children.

Conclusion

We believe our overall compensation mix and levels are appropriate and provide a direct link to enhancing shareholder value, achieving our mission and business strategy, and advancing the other core principles of our compensation philosophy and objectives, including attracting, motivating and retaining the key talent needed to ensure our long-term success. We will continue to monitor current trends and issues in our competitive landscape and will modify our programs where appropriate.

Other Compensation

We have established and maintain various employee benefit plans, including medical, dental, life insurance and a 401(k) plan. These plans will be available to all salaried employees and do not discriminate in favor of executive officers.

In order to attract certain of our named executive officers to leave their current employment and join us in our development stage, we paid sign-on bonuses in 2008. Mr. Halkett received a sign-on bonus of $25,000 in 2008 and each of Messrs. Derbyshire and Munro received a sign-on bonus of $20,000 in 2008.

Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to us by our Chief Executive Officer, the Chief Financial Officer and our three other most highly compensated executive officers during 2008 and 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards(1) ($)	All Other Compensation(2) ($)	Total Compensation ($)
Paul A. Bragg (3)	2008	257,673	279,452	472,290	142,373	9,000	1,160,788
Chairman and Chief Executive Officer	2007	—	—	—	—	—	—
Douglas G. Smith (4)	2008	275,000	192,500	151,515	50,840	4,500	674,355
Chief Financial Officer	2007	45,833	64,000	—	—	—	109,833
Douglas W. Halkett (5)	2008	384,946	308,603	249,681	84,734	231,150	1,259,114
Chief Operating Officer	2007	—	—	—	—	—	—
Michael R.C. Derbyshire (5)	2008	282,768	185,644	141,391	47,493	121,243	778,539
Vice President – Marketing	2007	—	—	—	—	—	—
Donald Munro (5)	2008	203,333	110,753	111,248	37,241	137,732	600,306
Vice President – Operations	2007	—	—	—	—	—	—

(1)	The amounts shown represent the aggregate expense amounts recognized for financial statement reporting purposes for fiscal 2008 for restricted share awards and share options granted to the named executive officer in 2008. The amounts reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with the Statement of Financial Accounting Standards No. 123(R) (“SFAS 123(R)”). A discussion of the valuation assumptions used for purposes of the SFAS 123(R) calculation is included in Note 5 of our Notes to Consolidated Financial Statements that are part of our Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	Included for Messrs. Halkett, Derbyshire and Munro are amounts for housing, vehicle leases, schooling, and home airfare associated with their overseas work assignment.
(3)	Mr. Bragg, a founding executive officer, did not receive any cash or non-cash compensation for services rendered to our predecessor prior to June 12, 2008.
(4)	Mr. Smith’s employment with us commenced in November 2007.
(5)	Mr. Munro’s employment with us commenced in 2008.

Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock (1)	All Other Option Awards: Number of Securities Underlying Options (1)	Exercise Price of Option Awards ($) (2)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Paul A. Bragg	6/12/2008	415,200	340,250	8.40	3,487,680 1,051,373
Douglas G. Smith	6/12/2008	133,200	121,500	8.40	1,118,880 375,435
Douglas W. Halkett	6/12/2008	219,500	202,500	8.40	1,843,800 625,725
Michael R.C. Derbyshire	6/12/2008	124,300	113,500	8.40	1,044,120 275,010
Donald Munro	6/12/2008	97,800	89,000	8.40	821,520 1,051,373

(1)	Share grants and options vest ratably over four years beginning with the first anniversary date and options have a ten year term, expiring on June 12, 2018.
(2)	Represents the closing market price of our ordinary shares on the grant date.
(3)	Amounts for share grants are based on the closing market price on the grant date. Value of options is based on the grant date fair value determined pursuant to SFAS 123(R) using the Black-Sholes option pricing model. The SFAS 123(R) grant date values are also used for financial reporting purposes and are expensed over the vesting period of the share grants and options.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2008. As of December 31, 2008, there were no exercisable options or vested awards of shares.

Name	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Unexercisable Options (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Units That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (2)
Paul A. Bragg	340,250	8.40	6/12/2018	415,200	456,720
Douglas G. Smith	121,500	8.40	6/12/2018	133,200	146,520
Douglas W. Halkett	202,500	8.40	6/12/2018	219,500	241,450
Michael R.C. Derbyshire	113,500	8.40	6/12/2018	124,300	136,730
Donald Munro	89,000	8.40	6/12/2018	97,800	107,580

(1)	Options vest ratably over a four year period for each of the named executive officers beginning with the first anniversary date or June 12, 2009.
(2)	The market value of the share awards is equal to the number of unvested shares times $1.10, the closing price of our shares as quoted on the NYSE Amex on December 31, 2008.

2008 Option Exercises and Stock Vested

There were no option exercises by, or vesting of stock awards to, named executive officers in the fiscal year ended December 31, 2008.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans.

Employment Agreements

We have entered into employment agreements with Paul A. Bragg, as our Chief Executive Officer, Douglas G. Smith as our Chief Financial Officer, Douglas W. Halkett as our Chief Operating Officer, Edward G. Brantley as our Chief Accounting Officer and Controller, Michael R.C. Derbyshire as our Vice President – Marketing and Donald Munro as our Vice President – Operations.

Employment Agreement with Paul A. Bragg

Our agreement with Mr. Bragg became effective on June 12, 2008, and has an initial term of two years. Under the terms of the agreement, Mr. Bragg will be paid an annual base salary of $500,000 and shall have the potential to earn an annual cash bonus of not less than 100% of his base salary. It is recommended under the agreement that Mr. Bragg receive an annual award of restricted stock and/or stock options in the amount of approximately $2,100,000, such amount being subject to adjustment based on market conditions and industry compensation trends. Further, during the term of the agreement, Mr. Bragg is entitled to have certain expenses reimbursed and is eligible for various other perquisites that are consistent with practices established by the Compensation Committee. The terms of our agreement with Mr. Bragg also prohibit him from competing with us during his employment and for a period of one year thereafter, and from soliciting our customers and employees for a period of one year following his termination.

Employment Agreement with Douglas G. Smith

Our agreement with Mr. Smith became effective on June 12, 2008, and has an initial term of two years. Under the terms of the agreement, Mr. Smith will be paid an annual base salary of $275,000 and shall have the potential to earn an annual cash bonus of not less than 70% of his base salary. It is recommended under the agreement that Mr. Smith receive an annual award of restricted stock and/or stock options in the amount of approximately $750,000, such amount being subject to adjustment based on market conditions and industry compensation trends. Further, during the term of the agreement, Mr. Smith is entitled to have certain expenses reimbursed and is eligible for various other perquisites that are consistent with practices established by the Compensation Committee. The terms of our agreement with Mr. Smith also prohibit him from competing with us during his employment and for a period of one year thereafter, and from soliciting our customers and employees for a period of one year following his termination.

Employment Agreement with Douglas W. Halkett

Mr. Halkett entered into an agreement with Vantage International Payroll Company Pte., Ltd., a Singapore company and a subsidiary of the Company (“Vantage Payroll”), on June 12, 2008. The agreement has an initial term of two years. Under the terms of the agreement, Mr. Halkett will be paid an annual base salary of $400,000 and shall have the potential to earn an annual cash bonus of not less than 80% of his base salary. It is recommended under the agreement that Mr. Halkett receive an annual award of restricted stock and/or stock options in the amount of approximately $1,250,000, such amount being subject to adjustment based on market conditions and industry compensation trends. Further, during the term of the agreement, Mr. Halkett is entitled to have certain expenses reimbursed and is eligible for various other perquisites that are consistent with practices established by the Compensation Committee. The terms of the agreement also prohibit Mr. Halkett from competing with us during his employment and for a period of one year thereafter, and from soliciting our customers and employees for a period of one year following his termination.

Employment Agreement with Edward G. Brantley

Our agreement with Mr. Brantley became effective on June 12, 2008, and has an initial term of two years. Under the terms of the agreement, Mr. Brantley will be paid an annual base salary of $190,000 and shall have the potential to earn an annual cash bonus of not less than 50% of his base salary. It is recommended under the agreement that Mr. Brantley receive an annual award of restricted stock and/or stock options in the amount of approximately $200,000, such amount being subject to adjustment based on market conditions and industry compensation trends. Further, during the term of the agreement, Mr. Brantley is entitled to have certain expenses reimbursed and is eligible for various other perquisites that are consistent with practices established by the Compensation Committee. The terms of our agreement with Mr. Brantley also prohibit him from competing with us during his employment and for a period of one year thereafter, and from soliciting our customers and employees for a period of one year following his termination.

Employment Agreement with Michael R.C. Derbyshire

Mr. Derbyshire entered into an agreement with Vantage Payroll on June 12, 2008. The agreement has an initial term of two years. Under the terms of the agreement, Mr. Derbyshire will be paid an annual base salary of $275,000 and shall have the potential to earn an annual cash bonus of not less than 70% of his base salary. It is recommended under the agreement that Mr. Derbyshire receive an annual award of restricted stock and/or stock options in the amount of approximately $700,000, such amount being subject to adjustment based on market conditions and industry compensation trends. Further, during the term of the agreement, Mr. Derbyshire is entitled to have certain expenses reimbursed and is eligible for various other perquisites that are consistent with practices established by the Compensation Committee. The terms of the agreement also prohibit Mr. Derbyshire from competing with us during his employment and for a period of one year thereafter, and from soliciting our customers and employees for a period of one year following his termination.

Employment Agreement with Donald Munro

Mr. Munro entered into an agreement with Vantage Payroll on May 1, 2008. The agreement has an initial term of two years. Under the terms of the agreement, Mr. Munro will be paid an annual base salary of $275,000 and shall have the potential to earn an annual cash bonus targeted at 60%, but not to exceed 120% of his base salary. It is recommended under the agreement that Mr. Munro receive an annual award of restricted stock and/or stock options in the range of $400,000 to $550,000, such amount being subject to adjustment based on market conditions and industry compensation trends. Further, during the term of the agreement, Mr. Munro is entitled to have certain expenses reimbursed and is eligible for various other perquisites that are consistent with practices established by the Compensation Committee. The terms of the agreement also prohibit Mr. Munro from competing with us during his employment and for a period of one year thereafter, and from soliciting our customers and employees for a period of one year following his termination.

Potential Payments Upon Termination Or Change In Control

Assuming the employment of our named executive officers were to be terminated without cause, for good reason, constructively terminated without cause or in the event of a change in control, each as of December 31, 2008, the following individuals would be entitled to payments in the amounts set forth opposite to their name in the below table:

Cash Severance ($)
Paul A. Bragg	3,000,000
Douglas G. Smith	935,000
Douglas W. Halkett	1,440,000
Michael R.C. Derbyshire	467,500
Donald Munro	440,000

We are not obligated to make any cash payments to these executives if their employment is terminated by us for cause or by the executive not for good reason. In the event of an executive’s death, we will pay the executive’s estate an amount equal to his annual base salary. In the event of an executive’s disability his employment will continue for one year from the date of disability.

Assuming the employment of our named executive officers were to be terminated without cause, for good reason, constructively terminated without cause or in the event of a change in control they would be entitled to accelerated vesting of all options and share awards. Please see “Grant of Plan-Based Awards” table for information regarding the value of option and share awards.

The following definitions apply to the termination and change in control provision in the employment agreements:

•

“cause” generally means: (i) material dishonesty which is not the result of an inadvertent or innocent mistake of the named executive with respect to us or any of our subsidiaries, (ii) violation of the executive’s fiduciary duty owed to us or violation of any U.S. law applicable to the executive’s employment, (iii) willful misfeasance or nonfeasance of duty by the named executive intended to injure or having the effect of injuring in some material fashion the reputation, business, or business relationships of us or any of our subsidiaries or any of their respective officers, directors, or employees, (iv) material violation by the named executive of any material term of the employment agreement, or (v) conviction of the named executive of any felony, any crime involving moral turpitude or any crime other than a vehicular offense which could reflect in some material fashion unfavorably upon us or any of our subsidiaries.

•

“good reason” generally means (i) following a Change of Control, a material alteration in the nature or status of the named executive’s title, duties or responsibilities, or the assignment of duties or responsibilities inconsistent with the named executive’s status, title, duties and responsibilities, (ii) a failure by us to continue in effect any employee benefit plan in which the named executive was participating, or the taking of any action by us that would adversely affect the named executive’s participation in, or materially reduce the named executive’s benefits under, any such employee benefit plan, unless such failure or such taking of any action adversely affects our senior members of corporate management generally to the same extent, (iii) any material breach by us of any provision of the employment agreement, (iv) any failure by us to obtain the assumption and performance of the employment agreement by any successor (by merger, consolidation, or otherwise) or assign of us, or (v) we provide written notice of non-renewal to the named executive.

•

“constructive termination without cause” generally means (i) a reduction in the named executive’s fixed salary; (ii) our failure to continue to provide the named executive with office space, related facilities and secretarial assistance that are commensurate with the named executive’s responsibilities to and position with us; (iii) the notification by us of our intention not to observe or perform one or more of our obligations under the employment agreement; or (iv) the failure by us to indemnify, pay or reimburse the named executive at the time and under the circumstances required by the employment agreement.

•	A “Change of Control” shall be deemed to have occurred if:

(i) A reverse merger involving us in which we are the surviving corporation but our ordinary shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and the shareholders of the parent immediately prior to the completion of such transaction hold, directly or indirectly, less than 50% of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules) of the surviving entity or, if more than one entity survives the transaction, the controlling entity; or

(ii) Any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of us becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of our then outstanding voting ordinary shares; or

(iii) At any time during the period of three consecutive years, individuals who at the beginning of such period constituted the Board of Directors (and any new director whose election by the Board of Directors or whose nomination for election by our shareholders were approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

(iv) Our shareholders approve our merger or consolidation with any other corporation, other than a merger or consolidation (a) in which a majority of the directors of the surviving entity were our directors prior to such consolidation or merger, and (b) which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being changed into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; or

(v) Our shareholders approve a plan of complete liquidation of us or an agreement for the sale or disposition by us of all or substantially all of our assets.

During the executive’s employment and for a period of one year following a termination for any reason (including a termination without cause, for good reason, constructive termination without cause or a termination in connection with a change in control), the executive cannot, anywhere in the specified geographic region, directly or indirectly:

(i) perform services for, have any ownership interest in, or participate in any business that engages or participates in a competing business purpose;

(ii) induce or attempt to induce any customer or client or prospective customer or client with whom the executive dealt with or solicited while employed by us during the last twelve months of his employment; or

(iii) solicit, attempt to hire, or have any person employed by us work for the executive or for another entity, firm, corporation or individual.

2008 Director Compensation

We do not provide cash compensation to our directors for their services as members of the Board of Directors or for attendance at Board of Directors or committee meetings. However, our directors will be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and its committees. Under the 2007 Plan, directors are eligible to receive stock option grants at the discretion of the Compensation Committee or other administrator of the plan. The following table summarizes compensation that our non-employee directors earned during 2008 for services as members of our Board of Directors.

Name	Fees Earned or Paid in Cash($)	Stock Awards($)(1)	Options Awards($)	All Other Compensation($)	Total($)
Jorge E. Estrada	—	—	—	—	—
Robert Grantham	—	—	—	—	—
Marcelo D. Guiscardo	—	—	—	—	—
John C.G. O’Leary	—	136,500	—	—	136,500
John R. Russell	—	—	—	—	—
Hsin-Chi Su	—	—	—	—	—
Steinar Thomassen	—	—	—	—	—

(1)	The grant date fair market value of the equity award to Mr. O’Leary was approximately $1.0 million based on the closing price per share of $8.40 on the grant date.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, that might incorporate future filings, including this Report, in whole or in part, the following Report of the Compensation Committee shall not be deemed to be “Soliciting Material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the Extraordinary General Meeting in Lieu of Annual General Meeting of the Company.

By the Compensation Committee of the Board of Directors,

Marcelo D. Guiscardo, Chair

John R. Russell

Hsin-Chi Su

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee serves, or has at any time served, as an officer or employee of us or any of our subsidiaries. None of our executive officers has served as a member of the Compensation Committee, or other committee serving an equivalent function, of any other entity, one of whose executive officers served as a member of our Compensation Committee.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets forth information regarding the 2007 Plan, our only equity compensation plan as of December 31, 2008:

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,929,600	$8.40	4,570,400

Certain Relationships and Related Transactions

In the ordinary course of our business and in connection with our financing activities, we have entered into a number of transactions with our directors, officers and 5% or greater shareholders. All of the transactions set forth below were approved by the unanimous vote of our Board of Directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. Our Audit Committee is responsible for approving related party transactions, as defined in applicable rules by the SEC. Our Audit Committee operates under a written charter pursuant to which all related party transactions are reviewed for potential conflicts of interest situations. Such transactions must be approved by our Audit Committee prior to consummation. Hsin-Chi Su, one of our directors, owns 100% of the outstanding equity of F3 Capital and Mandarin.

Platinum Explorer Transaction

In September 2007, Mandarin entered into a shipbuilding contract with Daewoo Shipbuilding & Marine Engineering Co. Ltd. (“DSME”) for the construction of the Platinum Explorer, an ultra-deepwater drillship. In March 2008, our predecessor entered into a purchase agreement to acquire the Platinum Explorer from Mandarin. In November 2008, we agreed to restructure the purchase transaction through the purchase of a 45% ownership interest in Mandarin from F3 Capital, with ownership of the Platinum Explorer to be retained by Mandarin upon completion of the construction of the drillship. We agreed to purchase this ownership interest for total consideration of approximately $190 million in cash and issuance of warrants to purchase up to approximately 1,980,000 ordinary shares. The $40 million of the purchase price that we had already paid to Mandarin under the original purchase agreement was counted toward the cash purchase price at the time of the restructuring, leaving a balance of approximately $150 million.

In order for us to fund the remaining balance of the purchase price, F3 Capital agreed to exercise warrants to acquire 25 million ordinary shares that were issued to it in June 2008, and we will use the proceeds from the exercise to pay the remaining balance. We have agreed with F3 Capital to allow them to exercise the warrants over a period of time which is expected to be completed by December 2009. As of August 18, 2009, F3 Capital exercised warrants to acquire 8.6 million ordinary shares. Upon the full exercise of these warrants, we will have issued 25 million ordinary shares and used the approximately $150 million of proceeds to fund the remaining cash consideration owed to Mandarin and at that time certificates will be issued to us and we will be named as the owner on Mandarin’s share register. Until that time, these shares will continue to be registered in the name of F3 Capital.

The total shipyard construction price to be paid by Mandarin for the Platinum Explorer is approximately $630 million, to be paid in five installments, of which two installments have already been paid. We currently estimate that an additional $120 million above the shipyard construction price will be required to equip and finalize the drillship for delivery to Oil and Natural Gas Corporation (which has contracted for the drillship) once construction is complete. We have agreed with F3 Capital to provide these additional funds in accordance with our respective ownership interests in Mandarin. Construction is scheduled to be completed in November 2010.

Under the terms of the purchase agreement for our 45% interest, we agree to use reasonable endeavors to obtain additional sources of funding for general corporate purposes in order to maintain the value of our business and ordinary shares. We agree to seek such financing through either third party investors, existing shareholders, and/or the sale of one or more of our jack-up rigs. We believe that this offering, as well as the proposed financings for the Aquamarine Driller and the Topaz Driller, satisfy this obligation. We have also entered into a Shareholders Agreement with F3 Capital with respect to the ownership of our shares in Mandarin, which will become effective once we complete our acquisition of the 45% interest. In the Shareholders Agreement, we agree with F3 Capital that, among other things, (i) there will be five directors on the board of Mandarin, three of which will be appointed by F3 Capital, and two of which we will appoint, and (ii) we and F3 Capital will endeavor to obtain financing for the final payment due to DSME, and if such financing is not available, each of us will provide funds in accordance with our respective ownership interests in Mandarin. The Shareholders Agreement also contains a buy-sell agreement in which one party may offer to purchase the interest of the other party for a price specified in the offer. The party receiving the offer may elect to purchase the interest of the offering party for the specified price, or sell its interest for the offered price.

Drillship Management Services Arrangements

We are also party to a management services agreement with Mandarin that entitle us to payments for the management of the Platinum Explorer. We also have management services agreements in place for two other drillships, the Titanium Explorer and the Cobalt Explorer, each of which is also owned by affiliates of F3 Capital. Once each drillship is operational, these agreements entitle us to receive a fixed fee per day plus a performance fee based on the operational performance of each respective drillship which we expect to generate, in the aggregate, between $12 and $15 million annually, including marketing fees for every charter agreement we secure on behalf of one of these drillships. As of the date hereof, there is no assurance that such drillships will become operational. Our counterparty to these agreements may terminate their obligations under the relevant agreement if any of the following occur: (i) we fail to meet our obligations under the agreement after being given notice and time to cure; (ii) we go into liquidation or cease to carry on our business; (iii) the relevant drillship is damaged to the point of being inoperable; or (iv) the relevant drillship is sold and no outstanding payments are owed to us.

December Loan Agreement

Under the terms of the Loan Agreement, F3 Capital made an unsecured loan to us in the principal amount of $10.0 million. All amounts outstanding accrued interest at an annual rate of 7% accruing daily. Principal and accrued interest under the Loan Agreement was due and payable on February 16, 2009. F3 Capital elected to convert the amounts outstanding under the Loan Agreement into ordinary shares at a price equal to $0.95 and we will issue, subject to shareholder approval under Proposal 8, 10,655,865 ordinary shares to F3 Capital.

Termination Agreement with Mandarin

We previously held an option to purchase an ultra-deepwater drillship, hull number 3602. The option lapsed pursuant to its terms, and pursuant to its terms, we were obligated to pay a termination fee of $10.0 million to Mandarin. In settlement of our obligations under the option, we reached an agreement with Mandarin to issue 7,299,270 of our ordinary shares to F3 Capital in lieu of paying the termination fee in cash, which shares were issued on January 7, 2009. This issuance of ordinary shares is subject to shareholder approval as described in Proposal 8.

Private Placement to F3 Capital

On January 9, 2009, we entered into a subscription agreement with F3 Capital (the “Subscription Agreement). Pursuant to the terms of the Subscription Agreement, we issued and sold 5,517,241 ordinary shares to F3 Capital in consideration for $8,000,000. The proceeds of the offering were used to fund our portion of the collateral for a performance bond obligation for Mandarin in connection with a drilling contract and for general corporate purposes. This issuance of ordinary shares is subject to shareholder approval as described in Proposal 8.

March Loan Agreement

Under the terms of the March Loan Agreement, F3 Capital made an unsecured loan to us in the principal amount of $4.0 million. All amounts outstanding accrued interest at an annual rate of 8% accruing daily. Principal and accrued interest, under the March Loan Agreement, unless accelerated, were due and payable on June 30, 2009, but F3 Capital elected to convert the outstanding amount owed under the March Loan Agreement at $1.02, the closing price of the ordinary shares on March 3, 2009, which requires us to issue 3,921,570 ordinary shares as described in Proposal 8. This issuance of ordinary shares is subject to shareholder approval as described in Proposal 8.

Consulting Agreement with John C.G. O’Leary

In May 2009, we entered into a consulting agreement with Strand Energy, which is owned by John C.G. O’Leary. Mr. O’Leary is a member of our board of directors. Pursuant to the terms of this agreement we pay Strand Energy a monthly consulting fee in the amount of $30,000. Strand Energy will provide us with consulting services related to offshore oil and gas drilling markets. Unless terminated earlier, this agreement will terminate on May 5, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our ordinary shares to file with the SEC reports regarding their ownership and changes in ownership of our ordinary shares. They are also required to provide us with copies of any forms they file. Based solely on our review of the reports furnished to us, we believe that during the last fiscal year, all reports filed by our directors and executive officers under Section 16(a) were made timely, except Messrs. Russell, DeClaire and Guiscardo who each filed a Form 4 late and Mr. Brantley who filed a Form 3 and a Form 4 late.

Delivery of Documents to Shareholders Sharing an Address

The broker, bank or other nominee for any shareholder who is a beneficial owner, but not the record holder, of our ordinary shares may deliver only one copy of this proxy statement to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of this proxy statement, now or in the future, should submit their request to us by telephone at (281) 404-4700, or by submitting a written request to Investor Relations, Vantage Drilling Company, 777 Post Oak Boulevard, Suite 610, Houston, Texas 77056. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Shareholder Proposal Information

If you want to present a proposal from the floor at the 2010 Annual General Meeting or nominate a person for election to the Board of Directors at such meeting, you must give us written notice no later than [120 days before date of the Meeting], and follow the procedures outlined in our Amended and Restated Memorandum and Articles of Association. If the date of the 2010 Annual General Meeting of Shareholders is more or less than 30 days from October 30, the date of the Meeting, your notice of a proposal will be timely if we receive it a reasonable time before we being to print and send our proxy materials for such meeting. If we do not receive notice of your proposal within this time frame, our management will use its discretionary authority to vote the shares it represents as the Board of Directors may recommend. Your notice should be sent to Investor Relations, 777 Post Oak Boulevard, Suite 610, Houston, Texas 77056. You may also request a copy of the provisions of the Amended and Restated Memorandum and Articles of Association governing the requirements for notice at the above address.

Other Matters

The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this proxy statement.

By Order of the Board of Directors,
Christopher G. DeClaire
Corporate Secretary

                    , 2009

ANNEX A

Audit Committee Charter

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

I. Purpose

The Audit Committee is a standing committee of the Board of Directors (the “Board”) of Vantage Drilling Company, a Cayman Islands corporation (the “Company’). Its primary function is to assist the Board in fulfilling its oversight responsibilities by:

•	Reviewing the financial reports and other financial information provided by the Company to any governmental body or the public;

•	Reviewing the Company’s auditing, accounting and financial reporting processes generally;

•	Selecting and evaluating the independence and qualifications of the Company’s independent registered public accounting firm (the “Auditor”);

•	Reviewing the performance of the Auditor;

•	facilitating an open avenue of communication among the Auditor, financial and senior management and the Board;

•	Overseeing the Company’s compliance with applicable legal and regulatory requirements; and

•	Reviewing the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established.

Although the Audit Committee has the responsibilities and powers set forth in this Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting policies and procedures that provide for compliance with accounting standards and applicable laws and regulations.

The Auditor is responsible for planning and carrying out a proper audit of the Company’s financial statement sand expressing an opinion on the conformity of the financial statements with U.S. generally accepted accounting principles. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or management.

The Audit Committee shall have the resources and authority to take all actions it deems advisable to fulfill its responsibilities and duties. The Audit Committee has the authority, without having to seek Board approval, and appropriate funding to obtain advice and assistance, as appropriate, from any outside legal, accounting and other advisors, as it determines necessary to carry out its duties. The Audit Committee may also conduct or authorize investigations into or studies of matters within the Audit Committee’s scope of responsibilities.

The Audit Committee will primarily fulfill its oversight responsibilities by carrying out the activities described below.

II. Composition

The Audit Committee shall be comprised of a minimum of three directors. Each member shall meet the independence and experience requirements of the Securities and Exchange Commission (the “SEC”) and the American Stock Exchange, as each may be modified or supplemented from time to time. In addition, each member will be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee.

A director who is not independent under the rules and regulations of the American Stock Exchange and is not a current employee or an immediate family member of such employee may be appointed to the Audit Committee if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interest of the Company and its shareholders, and the Company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. A director appointed to the Audit Committee pursuant to this exception may not serve on the Audit Committee for more than two (2) years and may not serve as the Chair of the Audit Committee.

All members of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement at the time of their appointment to the Audit Committee. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. One member of the Audit Committee shall have accounting or related financial management expertise and qualify as a “financial expert” in accordance with the requirements of the SEC and the American Stock Exchange, as each may be modified or supplemented from time to time.

Members of the Audit Committee shall be appointed by the Board upon the recommendation of the Corporate Governance and Nominating Committee. The members of the Audit Committee shall serve on the Audit Committee for a term coinciding with their staggered Board term. If a Chair of the Audit Committee is not appointed by the Board, the Audit Committee shall itself elect a member to chair its Meetings.

III. Responsibilities and Duties

To fulfill its responsibilities and duties the Audit Committee shall:

A. Documents/Reports Review

•	Conduct an annual self evaluation of the Audit Committee’s performance.

•	Annually review and reassess the adequacy of this Charter and report to the Board any recommended changes to this Charter.

•	The Audit Committee shall submit the Charter to the full Board for approval and have the Charter published at least every three years in accordance with the regulations of the SEC.

•

Review and discuss with management and the Auditor the Company’s audited financial statements to be included in the annual report on Form 10-K, and, based on its review, recommend to the Board whether the financial statements should be included in the annual report on Form 10-K. The Audit Committee’s review should include:

•	The disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” portion thereof;

•	Critical accounting policies;

•	Changes in accounting policies and practices, financial reporting and accounting standards and principles, or changes in their application;

•	Significant estimates and judgments made in connection with the preparation of such audited financial statements; and

•	Review with the Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements.

•

Review and discuss with management and the Auditor, as appropriate, earnings press releases and any other financial information and earnings guidance that is publicly disclosed by the Company. The Chair of the Audit Committee may represent the entire Audit Committee for this purpose.

•	Review any other reports or other financial information filed or furnished to any governmental body, including any certification, report, opinion, or review rendered by the Auditor.

•	In consultation with management and the Auditor, consider:

•	The integrity of the Company’s disclosure controls and procedures;

•	The quality and adequacy of the system of internal controls that could significantly affect the Company’s financial statements;

•	The significant findings of the Auditor related to the system of internal controls, with management’s responses; and

•	The status of management’s responses to previous recommendations from the Auditor, and the status of any previous instruction to management from the Audit Committee.

•	Discuss with financial management and the Audit the Company’s risk assessment and risk management policies, including:

•	Insured risk coverage, risk retention and other significant insurance coverage matters; and

•	Significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

•

Review disclosures made by the Company’s chief executive officer and chief financial officer during their certification process for the annual and quarterly reports regarding any significant deficiencies in the design or operation of internal controls or material weaknesses in such controls.

•

Review with management and the Auditor any fraud discovered by the Company, whether or not material, that involves management or other employees who have a significant role in the Company’s systems of internal controls.

•	Review and discuss with management and the Auditor the Company’s quarterly financial results prior to the release of earnings.

•

Review and discuss with management and the Auditor the Company’s financial statements included in the Company’s quarterly report on Form 10-Q prior to filing with the SEC or distribution to persons outside of the Company.

•	Review and discuss any significant changes to the Company’s accounting principles.

•	Review and discuss any items required to be communicated by the Auditor in accordance with SAS 661 or other applicable accounting or auditing standards.

•

Review with Auditor the recommendations included in their management letter, if any, and their informal observations regarding the competence and adequacy of financial and accounting procedures of the Company. On the basis of this review, make recommendations to the Board for any changes that seem appropriate.

B. Ethical and Legal Compliance

•	Maintain and review procedures for:

•	The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

•	The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, auditing matters or other corporate or employee activities.

•

Annually discuss with the Auditor whether it has identified the existence of any issues of the type described in Section 10A of the Securities Exchange Act of 1934 (concerning detection of illegal acts).

•

Annually, review the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through review of reports from management, legal counsel and third parties as determined by the Audit Committee.

C. Other Matters

•	Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company’s annual proxy statement.

•

Perform other duties prescribed by the Company’s Memorandum and Articles of Association, governing law, or as the Audit Committee or the Board deems necessary or appropriate to discharge its overall responsibilities.

•	Review financial and accounting personnel succession planning with the Company.

•

Ensure that none of the individuals serving in the positions of chief executive officer, chief financial officer, controller, or any person serving in an equivalent position participated in any capacity in the audit of the Company as an employee of the Auditor during the one-year period preceding the date of initiation of any audit being performed by the Auditor.

•

Any transaction between the Company and a related person, which is required to be disclosed under the rules of the SEC, is subject to review and oversight of the Audit Committee. For purposes of this requirement, the terms “transaction” and “related person” have the meaning contained in Item 404 of Regulation S-K.

•

Annually review the Company’s policies and procedures for addressing conflicts of interest. Annually review a summary of director and officers’ related party transactions and potential conflicts of interest.

•	Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

IV. Relationship with the Auditor

•	The Audit Committee has the sole authority to:

•	Appoint, retain and terminate the Company’s Auditor;

•	Review and approve all audit engagement fees and terms; and

•

Pre-approve the nature, extent, and cost of all non-audit services provided by Auditor in accordance with the relevant law. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of pre-approval of non-audit services.

•	The Audit Committee shall obtain and review at least annually a formal written report from the independent auditor delineating:

•	The Auditor’s internal quality-control procedures;

•	The Auditor’s independence and all significant relationships the Auditor has with the Company;

•

Any materials issues raised within the preceding five years by the auditing firm’s internal quality-control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to any audit conducted by the firm; and

•	The Audit Committee will also review steps taken by the Auditor to address any findings in any of the foregoing reviews.

•	Annually review the Auditor’s audit plan and discuss scope, staffing, locations, reliance upon management and internal audit, and general audit approach.

•	Consider the Auditor’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

•	Discuss with management and the Audit the quality and adequacy of the Company’s disclosure controls and procedures.

•	Annually consult with the Auditor out of the presence of management about internal controls and the completeness and accuracy of the Company’s financial statements.

•	In consultation with the Auditor, review the integrity of the Company’s financial reporting process, both internal and external.

•

Consult with the Auditor to confirm that neither the lead audit partner, nor the audit partner responsible for reviewing the Company’s audit, has been performing audit services for the Company for more than the Company’s five previous fiscal years.

ANNEX B

Compensation Committee Charter

VANTAGE DRILLING COMPANY

COMPENSATION COMMITTEE CHARTER

PURPOSE

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Vantage Drilling Company, a Cayman Islands exempted company (the “Company”), is to, among other things, discharge the Board’s responsibilities relating to the compensation of the Company’s executives and to produce the report that the rules and regulations of the Securities and Exchange Commission (the “SEC”) require to be included in or incorporated by reference into the Company’s annual report and proxy statement.

The Committee will primarily fulfill its purpose by carrying out the activities enumerated in Section IV of this Charter. The Committee has the authority to retain and terminate, at the Company’s expense, and approve the fees and other retention terms of, compensation, director search, legal and other advisors it deems necessary for the fulfillment of its responsibilities.

MEMBERSHIP

The Committee shall be comprised of at least three members of the Board as determined from time to time by the Board. Each member of the Committee shall (a) meet the independence requirements established by the Board, applicable laws and the NYSE Alternext listing requirements, (b) be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (c) be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended.

Notwithstanding the foregoing, one director who is not independent by reason of any of the applicable standards, and is not a current officer or employee or an immediate family member of such employee, may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve longer than two years.

The members of the Committee shall be appointed by the Board, upon recommendation of the independent directors of the Board, at the meeting of the Board held in conjunction with the Company’s annual stockholders’ meeting. Each member of the Committee shall serve until his or her successor is duly appointed and qualified or until such member’s resignation or removal by a majority vote of the Board or by unanimous written consent of the Board. If a chairman of the Committee is not appointed by the Board, the Committee shall itself designate a chairman by a majority vote of the full Committee membership.

MEETINGS

The Committee shall meet at such times as it deems necessary to fulfill its responsibilities. The Committee may meet either in person or telephonically and at such times and places as the Committee shall determine.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Committee has the following specific duties, in addition to any other matters consistent with this Charter, the Company’s by-laws, applicable law and exchange listing requirements, as the Committee or the Board deems necessary. The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee’s duties are as follows:

Review and recommend to the Board corporate goals and objectives relevant to the Company’s executive officers’ compensation and annually evaluate the performance of each of the Company’s executive officers in light of those goals and objectives.

B-1

Review and recommend to the independent directors of the Board for their approval the compensation and benefits for the Company’s chief executive officer and any employment agreements, or amendments thereto, for the chief executive officer.

Review and approve compensation and benefits far all executive officers, other than the chief executive officer.

Review and approve all employment agreements and all amendments to such agreements for executive officers other than the chief executive officer.

Review and approve on an annual basis the annual compensation pool, which includes a budget for annual salary increases and bonuses, for employees of the Company (other than the executive officers). Once the annual compensation pool is approved, the Committee shall direct the chief executive officer, with the assistance of the other executive officers, to determine the annual compensation and bonus increases for each employee of the Company (other than the executive officers).

Review and make recommendations to the Board with respect to the adoption, amendment and termination of the Company’s incentive plans, and administer such incentive plans.

Review and approve the grant of all incentive awards in accordance with the Company’s incentive plans.

Review and recommend to the Board the Company’s significant personnel compensation policies and benefit programs and major changes thereto, and the Company’s long-range planning for executive development and succession.

Review and recommend to the Board policies on management perquisites, and also monitor the Company’s non-discrimination policies and practices.

Establish and monitor compliance with stock ownership guidelines for directors and executive officers.

Review and discuss with management the Compensation Discussion and Analysis (the “CD&A”) required by SEC rules and regulations. The Committee will recommend to the Board whether the CD&A should be included in the Company’s proxy statement and other required filings. The Committee will prepare a Compensation Committee Report for inclusion in the Company’s applicable filings with the SEC. The report will state whether the Committee reviewed and discussed with management the CD&A, and whether, based on such review and discussion, the Committee recommended to the Board that the CD&A be included in the Company’s proxy statement or other applicable SEC filings.

Review and act on any other compensation matters as from time to time may be directed to the Committee by the Board.

B-2

ANNEX C

Nominating and Corporate Governance Committee Charter

VANTAGE DRILLING COMPANY

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

PURPOSE

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Vantage Drilling Company, a Cayman Islands exempted company (the “Company”), shall be to: (1) identify individuals qualified to become members of the Board, (2) recommend candidates to the Board to either fill vacancies on the Board or to stand for election to the Board at the next annual meeting of the Company’s stockholders, (3) select nominees for each committee of the Board, (4) develop and recommend to the Board appropriate corporate governance policies for the Company, conduct a regular review of such policies and recommend to the Board any additions, amendments or changes thereto, and (5) perform such other functions as the Board may assign to the Committee from time to time.

The Committee will primarily fulfill its purpose by carrying out the activities enumerated in Section IV of this Charter. The Committee has the authority to retain and terminate, at the Company’s expense, and approve the fees and other retention terms of, compensation, director search, legal and other advisors it deems necessary for the fulfillment of its responsibilities.

COMPOSITION

The Committee shall be comprised of at least three members of the Board as determined from time to time by the Board. Each member of the Committee shall (a) meet the independence requirements established by the Board, applicable laws and the NYSE Alternext listing requirements, (b) be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (c) be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended.

Notwithstanding the foregoing, one director who is not independent by reason of any of the applicable standards, and is not a current officer or employee or an immediate family member of such employee, may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve longer than two years.

The members of the Committee shall be appointed by the Board, upon recommendation of the independent directors of the Board, at the meeting of the Board held in conjunction with the Company’s annual stockholders’ meeting. Each member of the Committee shall serve until his or her successor is duly appointed and qualified or until such member’s resignation or removal by a majority vote of the Board or by unanimous written consent of the Board. If a chairman of the Committee is not appointed by the Board, the Committee shall itself designate a chairman by a majority vote of the full Committee membership.

MEETINGS

The Committee shall meet at such times as it deems necessary to fulfill its responsibilities. The Committee may meet either in person or telephonically and at such times and places as the Committee shall determine.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Committee has the following specific duties, in addition to any other matters consistent with this Charter, the Company’s by-laws, applicable law and exchange listing requirements, as the Committee or the Board deems necessary. The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee’s duties are as follows:

Seek and evaluate individuals qualified to become members of the Board and nominate candidates to fill vacancies on the Board or to stand for election to the Board at the annual meeting of the Company’s stockholders.

C-1

Review and assess the adequacy of the Company’s corporate governance policies and recommend any proposed changes to the Board for approval.

Review at least annually and recommend to the Board suggested changes, if any, to the size of the Board.

Review the composition and duties of the Board’s permanent committees and recommend changes to the Board.

Review the compensation of members of the Board and recommend any necessary changes to the Board.

Familiarize new Board members with the Company’s business and key challenges so as to assist new Board members in developing and maintaining the skills necessary for the discharge of their responsibilities.

Review the corporate governance disclosures in the Company’s proxy statement prior to each annual meeting of the Company’s stockholders.

Review the succession plans relating to the Company’s executive officers and make recommendations to the Board with respect to the selection of individuals to occupy these positions.

Assist the Board in evaluating the independence of Board members and potential Board members in accordance with all applicable legal requirements.

Review any potential conflict of interest for Board members or nominees to the Board which could possibly interfere with their service to the Board.

Review the fairness of any transactions between the Company and any Board member.

Oversee the annual evaluation of the performance of the Board, its committees and individual Board members, and report the findings and any recommendations to the Board.

Review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Review and act on other matters as from time to time may be directed to the Committee by the Board.

C-2

ANNEX D

Special Resolutions for Proposals 2 through 7

PROPOSAL 2

Our Board of Directors has approved, and proposes and recommends to shareholders that they adopt, the following ordinary resolution to include for provisions related to increasing our authorized share capital:

“RESOLVED, THAT the authorised share capital of the Company be increased from (i) US$400,000 divided into 400,000,000 ordinary shares of US$0.001 par value each and (ii) US$1,000 divided into 1,000,000 preferred shares of US$0.001 par value each by the creation of an additional 9,000,000 preferred shares of US$0.001 par value each, to (i) US$400,000 divided into 400,000,000 ordinary shares of US$0.001 par value each and (ii) US$10,000 divided into 10,000,000 preferred shares of US$0.001 par value each.”

PROPOSAL 3

Our Board of Directors has approved, and proposes and recommends to shareholders that they adopt, the following special resolution to authorize “blank check” preferred shares.

IT IS RESOLVED, as a special resolution, that the Memorandum and Articles of Association are amended by:

(1) amending Article 1 to insert the following new definitions:

““Preferred Shares”	means the preferred shares, par value US$0.001 per share each in the authorised capital of the Company issued subject to and in accordance with the provisions of the Statute and these Articles and having the rights provided for under these Articles.

“Preferred Shareholder”	means the registered holder of a Preferred Share.

“SFC Approval”	has the meaning given in Article 8.

“Special Finance Committee”	means the special finance committee referred to in Article 119.

“Substantial Shareholder”	means a holder of Ordinary Shares and other Shares with voting rights constituting more than 33 1/3% of the outstanding aggregate Ordinary Shares and Shares with voting rights.”

(2) amending Article 1 to delete the definition of “Dividend” and insert the following new definition:

““Dividend Period”	means the time periods within which dividends are payable.”

(3) inserting the following new Articles 7 through 11 immediately following Article 6 to read as follows:

“7	Subject to the approval of the Special Finance Committee by unanimous vote of all of its members (“SFC Approval”), as set forth in Articles 103 through 106, the Company may issue Preferred Shares from time to time in one or more classes or series, each of such classes or series to have such voting powers (full or limited or without voting powers), designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as in each case have received SFC Approval and are specified in any resolution or resolutions providing for the issue of such Preferred Shares adopted by the Board and approved unanimously by the Special Finance Committee before the issuance of any such Preferred Shares, which terms and conditions may include, but are not limited to, the following matters:

7.1	the maximum number of Preferred Shares to constitute such class or series and the distinctive designation thereof;

7.2	the voting rights, if any, of the Preferred Shares of such class or series;

7.3	the dividend rate on the Preferred Shares of such class or series, the dividend payment dates, the Dividend Period, whether such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

7.4	whether the Preferred Shares of such class or series shall be convertible into, or exchangeable for, Shares of any other class or classes or any other series and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

7.5	the preferences, if any, and the amounts thereof, which the Preferred Shares of such class or series shall be entitled to receive upon the liquidation or winding up of the Company;

7.6	transfer restrictions and rights of first refusal, if any, with respect to the Preferred Shares of such class or series;

7.7	the redemption rights, if any, for Preferred Shares of such class or series and whether such Preferred Shares may be redeemed at the option of (i) the Member in exchange for the issuance of a prescribed number of Ordinary Shares or other securities of the Company or (ii) the Company, such redemption to be conducted in accordance with these Articles; and

7.8	such other terms, conditions, special rights and provisions as the Board may consider appropriate.

8	Without limiting the foregoing, the voting powers of any class or series or Preferred Shares may include the right, in the circumstances specified in the resolution or resolutions providing for the issuance of such Preferred Shares as adopted by the Board and having received SFC Approval, to elect one (1) or more Directors who shall be in addition to the number of Directors of the Company fixed pursuant to Article 101 hereof and who shall serve for such term and have such voting powers as shall be stated in the resolution or resolutions providing for the issuance of such Preferred Shares. The term of office and voting powers of any Director elected in the manner provided in the immediately preceding sentence of this Article 8 may be greater than or less than those of any other Director or class of Directors.

9	The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other class or series at any time outstanding. All Preferred Shares of any one class or series of Preferred Shares shall be identical in all respects with all other Preferred Shares of such class or series, except that Preferred Shares of any one class or series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

10	No dividend shall be declared and set apart for payment on any Preferred Shares in respect of any Dividend Period unless there shall likewise be or have been paid, or declared and set apart for payment, on all Preferred Shares of each other class or series entitled to cumulative dividends at the time outstanding which rank senior or equally as to dividends with the class or series in question, dividends ratably in accordance with the sums which would be payable on the said Preferred Shares through the end of the last preceding Dividend Period if all dividends were declared and paid in full.

11	If, upon the winding up of the Company, the assets of the Company distributable among any one or more class or series of Preferred Shares which (i) are entitled to a preference over the Ordinary Shares upon such winding up and (ii) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such Preferred Shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among each such class or series of the Preferred Shares ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.”

(4)	inserting the following new Articles 103 through 106 immediately following new Article 102 to read as follows:

SPECIAL FINANCE COMMITTEE

103	The Board shall establish a special finance committee that shall have the exclusive power to determine the terms of any Preferred Shares that the Company proposes to issue including, without limitation, voting powers (full or limited or without voting powers), designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof and such other powers as the Board may from time to time determine.

104	The Special Finance Committee shall be comprised of three persons, consisting of the Chief Executive Officer of the Company, one independent director (as defined by the applicable rules of the Exchange) and if there is a Substantial Shareholder, one Director designated by such Substantial Shareholder, and if there is not then a Substantial Shareholder, a second independent director.

105	A quorum of a meeting of the Special Finance Committee shall require the presence of all members of the Special Finance Committee. Matters to be decided by the Special Finance Committee shall be decided only by unanimous vote of all of the members thereof. The Special Finance Committee may meet in person or by conference telephone, and may also take action by unanimous written consent of its members.

106	The Board shall not issue any Preferred Shares, or any derivative securities, warrants or securities convertible into Ordinary Shares or Preferred Shares, without prior SFC Approval.

PROPOSAL	4

Our Board of Directors has approved, and proposes and recommends to shareholders that they adopt, the following special resolution to include for provisions related to filing vacancies and removal of directors.

IT IS RESOLVED, as a special resolution, that the Memorandum and Articles of Association are amended by deleting Articles 90 and 91 and replacing such Articles with:

“90	Newly created directorships resulting from any increase in the number of Directors may be filled by majority vote of the Board, or if not so filled, by the Members at the next annual general meeting or extraordinary general meeting called for the purpose of electing such Directors, and any vacancies on the Board resulting from death, resignation, removal or other cause as specified in Article 112 shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, or if not so filled, by the Members at the next annual general meeting or extraordinary general meeting called for the purpose of electing such Director.

91	Any Director appointed or elected in accordance with Article 109 shall hold office until such Director’s successor shall have been elected and qualified.

92	The Company may by Ordinary Resolution remove any Director other than a Director who has been named by a Substantial Shareholder pursuant to contractual arrangements between the Company and such Substantial Shareholder.”

PROPOSAL 5

Our Board of Directors has approved, and proposes and recommends to shareholders that they adopt, the following special resolution to provide higher shareholder thresholds to requisition an extraordinary general meeting of the Company.

IT IS RESOLVED, as a special resolution, that the Memorandum and Articles of Association are amended by replacing the words “ten percent” in Article 53 with the words “thirty-three and one-third percent (33 1/3%).”

PROPOSAL 6

Our Board of Directors has approved, and proposes and recommends to shareholders that they adopt, the following special resolution to further amend the Memorandum & Articles of Association.

IT IS RESOLVED, as a special resolution, that the Memorandum and Articles of Association are amended by:

(1) amending Article 1 to delete the definition of “Director” and insert the following new definition:

““Directors” or “Board”	the Directors of the Company for the time being or, as the case may be, the Directors assembled as a Board.”

(2) amending Article 1 to insert the following new definitions:

““Conversion Date”	means, in relation to any class or series of Preferred Shares, such day or days as are set out in the resolutions constituting the class or series of Preferred Shares or as may be specified by the Directors from time to time, upon which a Member is entitled to require the conversion of Preferred Shares of that class or series in exchange for the issuance of a prescribed number of Ordinary Shares or other securities of the Company.

“Conversion Notice”	means a notice in a form approved by the Board by which a holder of Preferred Shares is entitled to require the Company to redeem its Preferred Shares in exchange for the issuance of a prescribed number of Ordinary Shares or other securities of the Company as set out in the resolutions constituting the class or series of Preferred Shares or as may be specified by the Directors from time to time.

“Exchange”	means any securities exchange or other system on which the Shares may be listed or otherwise authorised for trading from time to time.

“New Shares”	is defined in Article 27.

“Old Shares”	is defined in Article 27.

“Ordinary Shares”	means the non-redeemable ordinary shares, par value US$0.001 per share, each in the authorised capital of the Company issued subject to and in accordance with the provisions of the Statute and of these Articles and having the rights provided for under these Articles.

“Ordinary Shareholder”	means the registered holder of an Ordinary Share.”

(3) deleting Article 5 and replacing such Article with:

“5	Subject to the provisions, if any, in the Memorandum, the Articles (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper without requiring the consent of the Members.”

(4) inserting the following new Article 7 immediately following Article 6 to read as follows:

“7	Each Ordinary Shareholder shall be entitled to one (1) vote for each Ordinary Share held on all matters which Members generally are entitled to vote. Subject to the provisions of law and the rights of any class of Shares having a preference as to dividends over the Ordinary Shares then outstanding, dividends may be paid on the Ordinary Shares at such times and in such amounts as the Board shall determine. Upon the liquidation or winding up of the Company, after any preferential amounts to be distributed to the holders of any class of Shares having a preference over the Ordinary Shares then outstanding have been paid or declared or set apart for payment, the Ordinary Shareholders shall be entitled to receive all the remaining assets of the Company available for distribution to its Members ratably in proportion to the number of Ordinary Shares held by them, respectively.”

(5) deleting Article 9 and replacing such Article with:

“10	In order that the Company may determine the Members entitled to notice of or to vote at any meeting of meeting of Members or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of Members entitled to notice of or to vote at a meeting of the Members shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.”

(6) deleting Article 14 and replacing such Article with:

“15	Transfers of Shares shall be registered on the records maintained by or on behalf of the Company for such purpose upon (i) if certificates have been issued in respect of the Shares, surrender to the Company or its transfer agent of such certificate or certificates in respect of the Shares requested to be transferred, the transfer provisions on the certificate or certificates being duly completed, or a separate accompanying instrument of transfer in such form as the Board may approve, or (ii) if Shares are not represented by certificates, upon delivery of an instrument of transfer in such form as the Board approves, in each case together with such evidence of the payment of transfer taxes and compliance with other provisions of the law as the Company or its transfer agent may require.”

(7) deleting Article 16 and replacing such Article with:

“17

Subject to the provisions of the Statute and these Articles, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of (i) the Member in exchange for the issuance of a prescribed number of Ordinary Shares or other securities of the Company as set out in the resolutions constituting the class or series of Preferred Shares or (ii) the Company. Except for the redemption of any Preferred Shares pursuant to Article 30 to Article 32, the redemption of such Shares shall be effected in such manner as the Company may, by Special Resolution and pursuant to an SFC Approval, determine before the issue of the Shares.

(8) inserting the following new Articles 18 and 19 immediately following new Article 17 to read as follows:

“18	Payments by the Company in respect of the redemption of Shares are subject to the Company being able to pay its debts as they fall due in the ordinary course of business and be solvent immediately before and after the date on which the payment is proposed to be made.

19	The Ordinary Shares are not redeemable.”

(9) deleting Article 17 and replacing such Article with:

“20	Subject to the provisions of the Statute, the Company may purchase its own Shares (including any redeemable Shares) provided that (i) the Members shall have approved the manner of purchase by Ordinary Resolution or (ii) the manner of purchase is in accordance with the following Articles 21 to 24 (this authorisation is in accordance with sections 37(2) and 37(3)(d) of the Statute or any modification or re-enactment thereof for the time being in force).”

(10) inserting the following new Articles 21 through 23 immediately following new Article 20 to read as follows:

“21	The Company is authorised to purchase any Share listed on the Exchange in accordance with the following manner of purchase: (i) the maximum number of Shares that may be repurchased shall be equal to the number of issued and outstanding Shares less one (1) Share, and (ii) at such time at such price and on such other terms as determined and agreed by the Board in their sole discretion; provided, however, that (x) such repurchase transaction shall be in accordance with the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange; and (y) that the Company be able to pay its debts as they fall due in the ordinary course of business and be solvent immediately before and after the date on which the payment in respect of the repurchase transaction is proposed to be made.

22	The Company is authorised to purchase any Share not listed in an Exchange in accordance with the following manner of purchase: (i) the Company shall serve a repurchase notice in a form approved by the Board on the Member from whom the Shares are to be repurchased at least two (2) days prior to the date specified in the notice as being the repurchase date, (ii) the price for the Shares being repurchased shall be such price agreed between the Board and the applicable Member, (iii) the date of repurchase shall be the date specified in the repurchase notice, (iv) the repurchase shall be on such other terms as specified in the repurchase notice as determined and agreed by the Board and the applicable Member in their sole discretion, and (v) that the Company be able to pay its debts as they fall due in the ordinary course of business and be solvent immediately before and after the date on which the payment in respect of the repurchase transaction is proposed to be made.

23	The purchase of any Share shall not oblige the Company to purchase any other Share other than as may be require pursuant to applicable law and any other contractual obligations of the Company.”

(11) inserting the following new Articles 25 through 27 immediately following new Article 24 to read as follows:

“25	Subject to any provisions in the resolutions providing for the issuance of a specific class and/or series of Preferred Shares as having received SFC Approval, a Member may convert such Preferred Shares into Ordinary Shares or other securities of the Company by requiring the redemption of all or any of such Member’s Preferred Shares in exchange for the issuance of a prescribed number of Ordinary Shares or other securities of the Company as are set out in the resolutions constituting the class or series of Preferred Shares by serving a Conversion Notice on the Company. Unless timely receipt is waived by the Directors in a particular case, a Conversion Notice shall be required to be received on or before a Conversion Date with respect to such Preferred Shares (or such number of days prior to such Conversion Date as may be determined by the Directors).

26	Once a Preferred Share is redeemed the Member shall cease to be entitled to any rights in respect of it (except the right to receive the redemption proceeds in respect thereof and any dividend which has been declared but not paid prior to the relevant Redemption Date). The Member’s name shall be removed from the Register of Members in respect of that Preferred Share and that Preferred Share shall be available for re issue, and until re issue shall form part of the authorised and unissued share capital of the Company.

27

The Board may at any time and for any reason cause the Company to redeem any or all of the Preferred Shares held by any person at any time and for any reason at a redemption price and on such other terms that may be determined by the Board by resolution and by SFC Approval prior to the issuance of the Preferred Shares. If the Directors determine to compulsorily redeem any Preferred Shares under this Article 27 they shall give the Preferred Shareholder such notice of the redemption as they shall have disclosed to the Preferred Shareholder at the time of its subscription for the Preferred Shares or, in the absence of any such disclosure, within such period as the Directors shall determine. Without prejudice to the generality of the foregoing, the Company may (without notice) compulsorily redeem the Preferred Shares of any Preferred Shareholder and, on behalf of such Preferred Shareholder, apply the proceeds of redemption in paying for new Shares to give effect to any conversion policy disclosed to the Preferred Shareholder pursuant to which Preferred Shares of one class or series (the “Old Shares”) may, at the option of the Company, be exchanged for Shares of another class or series (the “New Shares”) by means of the redemption of the Old Shares and the immediate re-subscription of the redemption proceeds in paying up the New Shares.”

(12) deleting Article 20 and replacing such Article with:

“29	The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class or series of Shares except that the necessary quorum shall be at least a majority of the issued Shares of the class or series. All votes by the holders of one class or series of Shares shall be by polls, and each Preferred Share shall be entitled to vote as specified in the resolutions approved by the Board and SFC Approval prior to the issuance of such Preferred Shares. Separate general meetings of the holders of a class or series of Shares may only be called by (a) the chairman of the Board, (b) the Company’s chief executive officer, (c) the Company’s president, or (d) a majority of the Board (unless otherwise specifically provided by the terms of issue of the Shares of such class or series). Nothing in this Article 29 or Article 28 shall be deemed to give any Member or Members the right to call a class or series meeting.”

(13) deleting Articles 24 through 27 and replacing such Articles with:

“33	[Reserved].

34	[Reserved].

35	[Reserved].

36	[Reserved].”

(14) deleting Article 23 and replacing such Article with:

“32	No Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in an issued Share, or (except only as is otherwise provided by these Articles or the Statute or in any contract or other document to which the Company is a party) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder. For the avoidance of doubt, this Article 37 does not apply to the rights of the holder of any share warrant granted by the Company.”

(15) deleting Articles 43 and 44 and replacing such Articles with:

“52	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect, by a notice in writing sent by him, either to become the holder of such Share or to have some person nominated by him become the holder of such Share.

53	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him become the holder of the Share. If the notice is not complied with within ninety (90) days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.”

(16) deleting Article 50 and replacing such Article with:

“38	The Company shall, if required by the Statute, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings the report of the Directors (if any) shall be presented.”

(17) deleting Article 57 and replacing such Article with:

“67	Except as otherwise provided by law, written notice of each general meeting of the Members, whether annual or extraordinary, shall be given, either by personal delivery or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Member of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the Member at such Member’s address as it appears on the records of the Company. Each such notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. Notice of any meeting of Members shall not be required to be given to any Member who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such Member, or who shall waive notice thereof as provided in Article 157. Notice of adjournment of a meeting of Members need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than thirty (30) days or, after adjournment, a new record date is fixed for the adjourned meeting.

(18) deleting Articles 58 through 63 and replacing such Articles with:

68	No business shall be transacted at any general meeting unless a quorum is present. Except as otherwise provided by law or by these Articles, the holders of a majority of the votes entitled to be cast by the Members entitled to vote, which if any vote is to be taken by classes or series of Shares shall mean the holders of a majority of the votes entitled to be cast by the Members of each such class or series of Shares, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of the Members.

69	A resolution (excluding a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

70	If a quorum is not present within half an hour from the time appointed for the meeting or if during such a meeting a quorum ceases to be present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time or such other place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Members present shall be a quorum.

71	The chairman, if any, of the Board shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within one (1) hour after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one (1) of their number to be chairman of the meeting.”

(19) deleting Article 66 and replacing such Article with:

“75	Each resolution put to the vote of the meeting shall be decided by poll.”

(20) deleting Articles 67 through 69 and replacing such Articles with:

“76	The result of the poll shall be deemed to be the resolution of the general meeting.”

(21) deleting Article 71 and replacing such Article with:

“78	[Reserved].

79	[Reserved].

80	[Reserved].”

(22) deleting Article 72 and replacing such Article with:

“81	Subject to any rights or restrictions attached to any Preferred Shares, on a poll every Member shall have one (1) vote for each Share entitled to vote, of which such Member is the holder.”

(23) deleting Article 77 and replacing such Article with:

“84	On a poll, votes may be cast either personally or by proxy. A Member may appoint more than one (1) proxy or the same proxy under one (1) or more instruments to attend and vote at a meeting.”

(24) deleting Article 79 and replacing such Article with:

“86	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall set forth the number of Shares to be voted by the proxy.”

(25) inserting the following new Articles 89 through 91 immediately following new Article 88 to read as follows:

“89	Nominations of persons for election to the Board (other than Directors to be nominated by any class or series of Preferred Shares, voting separately as a class) at an annual general meeting may only be made:

89.1	pursuant to the Company’s notice of annual general meeting; or

89.2	by or at the direction of the Board or any authorised committee, thereof; or

89.3	by any Member who was a Member at the time such notice is delivered to the Secretary and on the record date for the determination of Members entitled to vote at such annual general meeting,

provided, however, that Members shall only be entitled to nominate persons for election to the Board at annual general meetings called specifically for the purpose of electing Directors.

90	Only persons who are nominated in accordance with the procedures set forth in Article 88 shall be eligible to serve as Directors. If the chairman of an annual general meeting determines that a proposed nomination was not made in compliance with Article 88, he shall declare to the meeting that nomination is defective and such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of Article 88, if the Member (or a qualified representative of the Member) does not appear at the annual general meeting to present his nomination, such nomination shall be disregarded.”

91	The rules and procedures relating to the form or a proxy, the depositing and filing of proxies and voting pursuant to a proxy and any other matter incidental thereto shall be approved by the Board, subject to such rules and procedures as required by applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange and as provided in the following Article 91 to Article 94.”

(26) deleting Article 80 and replacing such Article with:

“93	The instrument appointing a proxy shall be deposited at the Registered Office or at such other place or by such other method as is specified for that purpose in the notice convening the meeting (including by facsimile or through an electronic transmission containing an electronic signature from a source determined to be reliable by an officer of the Company), or in any instrument of proxy sent out by the Company:

93.1	not less than forty eight (48) hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

93.2	be deposited as aforesaid not less than twenty four (24) hours before the time appointed for the taking of the poll; or

93.3	where the poll is not taken forthwith but is taken not more than forty eight (48) hours after it was demanded be delivered at the meeting at which the poll is being taken to the chairman or to the Secretary or to any director;

provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.”

(27) deleting Article 85 and replacing such Article with:

“98	Except as otherwise provided in any resolution or resolutions adopted by the Directors pursuant to the provisions of Article 9 relating to the rights of the holders of any class or series of Preferred Shares, the Board shall consist of not less than one (1) person (exclusive of alternate Directors) and not more than fifteen (15) Directors; provided, however, that the limits in the number of Directors may from time to time by a resolution passed by a majority of the Directors be increased or reduced.”

(28) deleting Article 90 and 91 and replacing such Articles with:

“103	A Director whose term expires at such annual general meeting shall be entitled to be re-nominated as a Director in accordance with the provisions of Article 89.

104	No decrease in the number of Directors constituting the Board shall shorten the terms of any incumbent Director.”

(29) deleting Article 92.2 and replacing such Article with:

“112.1.2 [Reserved]; or”

(30) deleting Articles 93 and 94 and replacing such Articles with:

“104	The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority of the total number of Directors. A person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum. A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum.

105	Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors present at such meeting, unless otherwise provided by these Articles. In the case of an equality of votes, the chairman shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.”

(31) inserting the following new Article 106 immediately following new Article 105 to read as follows:

“106	In any vote to elect Directors, the persons receiving the largest number of votes cast, up to the number of Directors to be elected in such vote, shall be deemed elected.”

(32) inserting the following new Article 107.5 immediately following new Article 107.4 to read as follows:

“107.5	on his being prohibited by any applicable law, or the relevant code, rules and regulations applicable to the listing of the shares on the Exchange, from being a Director.”

(33) inserting the following new Article 113 immediately following new Article 112 to read as follows:

“113	The accidental omission to give notice of a meeting of the Directors to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate any resolutions passed at that meeting.”

(34) deleting Article 136 and replacing such Article with:

“152	The appointment of and provisions relating to Auditors shall be in accordance with applicable law and the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange. Subject to the preceding sentence, the Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors, and may fix his or their remuneration.”

(35) inserting the following new Article 159 immediately following new Article 158 to read as follows:

“159	Whenever any notice whatsoever is required to be given by these Articles or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing, which writing shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.”

PROPOSAL 7

Our Board of Directors has approved, and proposes and recommends to shareholders that they adopt, the following special resolution to further amend the Memorandum & Articles of Association.

IT IS RESOLVED, as a special resolution, that the Memorandum and Articles of Association of the Company currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association annexed to the proxy statement for the Extraordinary General Meeting in lieu of Annual General Meeting at Annex A.

ANNEX E

Amended and Restated Memorandum and Articles of Association

THE COMPANIES LAW (2007 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

VANTAGE DRILLING COMPANY

(adopted by Special Resolution on                                  , 2009)

THE COMPANIES LAW (2007 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

VANTAGE DRILLING COMPANY

(adopted by Special Resolution on [—] 2009)

1	The name of the Company is Vantage Drilling Company.

2	The registered office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place as the Directors may from time to time decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2007 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5	The share capital of the Company is US$410,000 divided into 400,000,000 Ordinary Shares of US$0.001 par value each and 10,000,000 Preferred Shares of US$0.001 par value each.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

THE COMPANIES LAW (2007 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

VANTAGE DRILLING COMPANY

(adopted by Special Resolution on [—] 2009)

INTERPRETATION

1	In these Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Articles”	means these articles of association of the Company.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Company”	means the above named company.

“Conversion Date”	means, in relation to any class or series of Preferred Shares, such day or days as are set out in the resolutions constituting the class or series of Preferred Shares or as may be specified by the Directors from time to time, upon which a Member is entitled to require the conversion of Preferred Shares of that class or series in exchange for the issuance of a prescribed number of Ordinary Shares or other securities of the Company.

“Conversion Notice”	means a notice in a form approved by the Board by which a holder of Preferred Shares is entitled to require the Company to redeem its Preferred Shares in exchange for the issuance of a prescribed number of Ordinary Shares or other securities of the Company as set out in the resolutions constituting the class or series of Preferred Shares or as may be specified by the Directors from time to time.

“Directors” or “Board”	the Directors of the Company for the time being or, as the case may be, the Directors assembled as a Board.

“Dividend Period”	means the time periods within which dividends are payable.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law.

“Electronic Transactions Law”	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.

“Exchange”	means any securities exchange or other system on which the Shares may be listed or otherwise authorised for trading from time to time.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company.

“New Shares”	is defined in Article 32.

“Old Shares”	is defined in Article 32.

“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Ordinary Shares”	means the non-redeemable ordinary shares, par value US$0.001 per share, each in the authorised capital of the Company issued subject to and in accordance with the provisions of the Statute and of these Articles and having the rights provided for under these Articles.

“Ordinary Shareholder”	means the registered holder of an Ordinary Share.

“Preferred Shares”	means the preferred shares, par value US$0.001 per share each in the authorised capital of the Company issued subject to and in accordance with the provisions of the Statute and these Articles and having the rights provided for under these Articles and the resolutions of the Board approving the issuance of the Preferred Shares.

“Preferred Shareholder”	means the registered holder of a Preferred Share.

“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Secretary”	means the company secretary of the Company for the time being.

“SFC Approval”	has the meaning given in Article 8.

“Share” and “Shares”	means a share or shares in the Company (including Preferred Shares, Ordinary Shares and any other shares in the Company which may be allotted and issued from time to time by the Company) and includes a fraction of a share.

“Special Finance Committee”	means the special finance committee referred to in Article 122.

“Special Resolution”	has the same meaning as in the Statute, but does not include a resolution passed by means of a unanimous written resolution.

“Statute”	means the Companies Law (2007 Revision) of the Cayman Islands.

“Substantial Shareholder”	means a holder of Ordinary Shares and other Shares with voting rights constituting more than 33 1/3% of the outstanding aggregate Ordinary Shares and Shares with voting rights.

2	In the Articles:

2.1	words importing the singular number include the plural number and vice versa;

2.2	words importing the masculine gender include the feminine gender;

2.3	words importing persons include corporations;

2.4	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

2.5	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

2.6	any phrase introduced by the terms “including,” “include,” “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

2.7	headings are inserted for reference only and shall be ignored in construing these Articles; and

2.8	in these Articles Section 8 of the Electronic Transactions Law shall not apply.

COMMENCEMENT OF BUSINESS

3	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit.

4	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

ISSUE OF SHARES

5	Subject to the provisions, if any, in the Memorandum, the Articles (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper without requiring the consent of the Members.

6	The Company shall not issue Shares to bearer.

ORDINARY SHARES

7	Each Ordinary Shareholder shall be entitled to one (1) vote for each Ordinary Share held on all matters which Members generally are entitled to vote. Subject to the provisions of law and the rights of any class of Shares having a preference as to dividends over the Ordinary Shares then outstanding, dividends may be paid on the Ordinary Shares at such times and in such amounts as the Board shall determine. Upon the liquidation or winding up of the Company, after any preferential amounts to be distributed to the holders of any class of Shares having a preference over the Ordinary Shares then outstanding have been paid or declared or set apart for payment, the Ordinary Shareholders shall be entitled to receive all the remaining assets of the Company available for distribution to its Members ratably in proportion to the number of Ordinary Shares held by them, respectively.

PREFERRED SHARES

8	Subject to the approval of the Special Finance Committee by unanimous vote of all of its members (“SFC Approval”), as set forth in Articles 122 through 125, the Company may issue Preferred Shares from time to time in one or more classes or series, each of such classes or series to have such voting powers (full or limited or without voting powers), designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as in each case have received SFC Approval and are specified in any resolution or resolutions providing for the issue of such Preferred Shares adopted by the Board and approved unanimously by the Special Finance Committee before the issuance of any such Preferred Shares, which terms and conditions may include, but are not limited to, the following matters:

8.1	the maximum number of Preferred Shares to constitute such class or series and the distinctive designation thereof;

8.2	the voting rights, if any, of the Preferred Shares of such class or series;

8.3	the dividend rate on the Preferred Shares of such class or series, the dividend payment dates, the Dividend Period, whether such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

8.4	whether the Preferred Shares of such class or series shall be convertible into, or exchangeable for, Shares of any other class or classes or any other series and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

8.5	the preferences, if any, and the amounts thereof, which the Preferred Shares of such class or series shall be entitled to receive upon the liquidation or winding up of the Company;

8.6	transfer restrictions and rights of first refusal, if any, with respect to the Preferred Shares of such class or series;

8.7	the redemption rights, if any, for Preferred Shares of such class or series and whether such Preferred Shares may be redeemed at the option of (i) the Member in exchange for the issuance of a prescribed number of Ordinary Shares or other securities of the Company or (ii) the Company, such redemption to be conducted in accordance with these Articles; and

8.8	such other terms, conditions, special rights and provisions as the Board may consider appropriate.

9	Without limiting the foregoing, the voting powers of any class or series or Preferred Shares may include the right, in the circumstances specified in the resolution or resolutions providing for the issuance of such Preferred Shares as adopted by the Board and having received SFC Approval, to elect one (1) or more Directors who shall be in addition to the number of Directors of the Company fixed pursuant to Article 101 hereof and who shall serve for such term and have such voting powers as shall be stated in the resolution or resolutions providing for the issuance of such Preferred Shares. The term of office and voting powers of any Director elected in the manner provided in the immediately preceding sentence of this Article 8 may be greater than or less than those of any other Director or class of Directors.

10	The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other class or series at any time outstanding. All Preferred Shares of any one class or series of Preferred Shares shall be identical in all respects with all other Preferred Shares of such class or series, except that Preferred Shares of any one class or series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

11	No dividend shall be declared and set apart for payment on any Preferred Shares in respect of any Dividend Period unless there shall likewise be or have been paid, or declared and set apart for payment, on all Preferred Shares of each other class or series entitled to cumulative dividends at the time outstanding which rank senior or equally as to dividends with the class or series in question, dividends ratably in accordance with the sums which would be payable on the said Preferred Shares through the end of the last preceding Dividend Period if all dividends were declared and paid in full.

12	If, upon the winding up of the Company, the assets of the Company distributable among any one or more class or series of Preferred Shares which (i) are entitled to a preference over the Ordinary Shares upon such winding up and (ii) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such Preferred Shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among each such class or series of the Preferred Shares ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

REGISTER OF MEMBERS

13	The Company shall maintain or cause to be maintained the Register of Members.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

14	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty (40) days. If the Register of Members shall be closed for the purpose of determining Members entitled to notice of, or to vote at, a meeting of Members the Register of Members shall be closed for at least ten (10) days immediately preceding the meeting.

15	In order that the Company may determine the Members entitled to notice of or to vote at any meeting of the Members or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of Members entitled to notice of or to vote at a meeting of the Members shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

16	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article 16, such determination shall apply to any adjournment thereof.

CERTIFICATES FOR SHARES

17	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one (1) or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

18	The Company shall not be bound to issue more than one (1) certificate for Shares held jointly by more than one (1) person and delivery of a certificate to one (1) joint holder shall be a sufficient delivery to all of them.

19	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

TRANSFER OF SHARES

20	Transfers of Shares shall be registered on the records maintained by or on behalf of the Company for such purpose upon (i) if certificates have been issued in respect of the Shares, surrender to the Company or its transfer agent of such certificate or certificates in respect of the Shares requested to be transferred, the transfer provisions on the certificate or certificates being duly completed, or a separate accompanying instrument of transfer in such form as the Board may approve, or (ii) if Shares are not represented by certificates, upon delivery of an instrument of transfer in such form as the Board approves, in each case together with such evidence of the payment of transfer taxes and compliance with other provisions of the law as the Company or its transfer agent may require.

21	The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

REDEMPTION AND REPURCHASE OF SHARES

22	Subject to the provisions of the Statute and these Articles, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of (i) the Member in exchange for the issuance of a prescribed number of Ordinary Shares or other securities of the Company as set out in the resolutions constituting the class or series of Preferred Shares or (ii) the Company. Except for the redemption of any Preferred Shares pursuant to Article 30 to Article 32, the redemption of such Shares shall be effected in such manner as the Company may, by Special Resolution and pursuant to an SFC Approval, determine before the issue of the Shares.

23	Payments by the Company in respect of the redemption of Shares are subject to the Company being able to pay its debts as they fall due in the ordinary course of business and be solvent immediately before and after the date on which the payment is proposed to be made.

24	The Ordinary Shares are not redeemable.

25	Subject to the provisions of the Statute, the Company may purchase its own Shares (including any redeemable Shares) provided that (i) the Members shall have approved the manner of purchase by Ordinary Resolution or (ii) the manner of purchase is in accordance with the following Articles 0 to 29 (this authorisation is in accordance with sections 37(2) and 37(3)(d) of the Statute or any modification or re-enactment thereof for the time being in force).

26	The Company is authorised to purchase any Share listed on the Exchange in accordance with the following manner of purchase: (i) the maximum number of Shares that may be repurchased shall be equal to the number of issued and outstanding Shares less one (1) Share, and (ii) at such time at such price and on such other terms as determined and agreed by the Board in their sole discretion; provided, however, that (x) such repurchase transaction shall be in accordance with the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange; and (y) that the Company be able to pay its debts as they fall due in the ordinary course of business and be solvent immediately before and after the date on which the payment in respect of the repurchase transaction is proposed to be made.

27	The Company is authorised to purchase any Share not listed in an Exchange in accordance with the following manner of purchase: (i) the Company shall serve a repurchase notice in a form approved by the Board on the Member from whom the Shares are to be repurchased at least two (2) days prior to the date specified in the notice as being the repurchase date, (ii) the price for the Shares being repurchased shall be such price agreed between the Board and the applicable Member, (iii) the date of repurchase shall be the date specified in the repurchase notice, (iv) the repurchase shall be on such other terms as specified in the repurchase notice as determined and agreed by the Board and the applicable Member in their sole discretion, and (v) that the Company be able to pay its debts as they fall due in the ordinary course of business and be solvent immediately before and after the date on which the payment in respect of the repurchase transaction is proposed to be made.

28	The purchase of any Share shall not oblige the Company to purchase any other Share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

29	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

CONVERSION OF PREFERRED SHARES

30	Subject to any provisions in the resolutions providing for the issuance of a specific class and/or series of Preferred Shares as having received SFC Approval, a Member may convert such Preferred Shares into Ordinary Shares or other securities of the Company by requiring the redemption of all or any of such Member’s Preferred Shares in exchange for the issuance of a prescribed number of Ordinary Shares or other securities of the Company as are set out in the resolutions constituting the class or series of Preferred Shares by serving a Conversion Notice on the Company. Unless timely receipt is waived by the Directors in a particular case, a Conversion Notice shall be required to be received on or before a Conversion Date with respect to such Preferred Shares (or such number of days prior to such Conversion Date as may be determined by the Directors).

31	Once a Preferred Share is redeemed the Member shall cease to be entitled to any rights in respect of it (except the right to receive the redemption proceeds in respect thereof and any dividend which has been declared but not paid prior to the relevant Redemption Date). The Member’s name shall be removed from the Register of Members in respect of that Preferred Share and that Preferred Share shall be available for re issue, and until re issue shall form part of the authorised and unissued share capital of the Company.

COMPULSORY REDEMPTION OF PREFERRED SHARES

32	The Board may at any time and for any reason cause the Company to redeem any or all of the Preferred Shares held by any person at any time and for any reason at a redemption price and on such other terms that may be determined by the Board by resolution and by SFC Approval prior to the issuance of the Preferred Shares. If the Directors determine to compulsorily redeem any Preferred Shares under this Article 0 they shall give the Preferred Shareholder such notice of the redemption as they shall have disclosed to the Preferred Shareholder at the time of its subscription for the Preferred Shares or, in the absence of any such disclosure, within such period as the Directors shall determine. Without prejudice to the generality of the foregoing, the Company may (without notice) compulsorily redeem the Preferred Shares of any Preferred Shareholder and, on behalf of such Preferred Shareholder, apply the proceeds of redemption in paying for new Shares to give effect to any conversion policy disclosed to the Preferred Shareholder pursuant to which Preferred Shares of one class or series (the “Old Shares”) may, at the option of the Company, be exchanged for Shares of another class or series (the “New Shares”) by means of the redemption of the Old Shares and the immediate re-subscription of the redemption proceeds in paying up the New Shares.

VARIATION OF RIGHTS OF SHARES

33	If at any time the share capital of the Company is divided into different classes or series of Shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the Shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-quarters of the issued Shares of that class or series, or with the sanction of a Special Resolution passed at a general meeting of the holders of the Shares of that class or series.

34	The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class or series of Shares except that the necessary quorum shall be at least a majority of the issued Shares of the class or series. All votes by the holders of one class or series of Shares shall be by polls, and each Preferred Share shall be entitled to vote as specified in the resolutions approved by the Board and SFC Approval prior to the issuance of such Preferred Shares. Separate general meetings of the holders of a class or series of Shares may only be called by (a) the chairman of the Board, (b) the Company’s chief executive officer, (c) the Company’s president, or (d) a majority of the Board (unless otherwise specifically provided by the terms of issue of the Shares of such class or series). Nothing in this Article 0 or Article 33 shall be deemed to give any Member or Members the right to call a class or series meeting.

35	The rights conferred upon the holders of the Shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class or series, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

36	The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

NON RECOGNITION OF TRUSTS

37	No Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in an issued Share, or (except only as is otherwise provided by these Articles or the Statute or in any contract or other document to which the Company is a party) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder. For the avoidance of doubt, this Article 37 does not apply to the rights of the holder of any share warrant granted by the Company.

38	[Reserved].

39	[Reserved].

40	[Reserved].

41	[Reserved].

CALL ON SHARES

42	Subject to the terms of the allotment the Directors may from time to time make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen (14) days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

43	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

44	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

45	If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest wholly or in part.

46	An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

47	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

48	The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

49	No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

50	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen (14) clear days notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

51	If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

52	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

53	A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

54	A certificate in writing under the hand of one (1) Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

55	The provisions of these Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

TRANSMISSION OF SHARES

56	If a Member dies, the survivor or survivors where he was a joint holder or his legal personal representatives where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest. The estate of a deceased Member is not thereby released from any liability in respect of any Share, which had been jointly held by him.

57	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect, by a notice in writing sent by him, either to become the holder of such Share or to have some person nominated by him become the holder of such Share.

58	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him become the holder of the Share. If the notice is not complied with within ninety (90) days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENTS OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND ALTERATION OF CAPITAL

59	The Company may by Ordinary Resolution:

59.1	increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

59.2	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

59.3	by subdivision of its existing Shares or any of them divide the whole or any part of its Share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

59.4	cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

60	All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

61	Subject to the provisions of the Statute and the provisions of these Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

61.1	change its name;

61.2	alter or add to these Articles;

61.3	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

61.4	reduce its share capital and any capital redemption reserve fund.

REGISTERED OFFICE

62	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.

GENERAL MEETINGS

63	All general meetings other than annual general meetings shall be called extraordinary general meetings.

64	The Company shall, if required by the Statute, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings the report of the Directors (if any) shall be presented.

65	The Company may hold an annual general meeting, but shall not (unless required by Statute) be obliged to hold an annual general meeting.

66	The Directors may call general meetings, and they shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

67	A Members requisition is a requisition of Members of the Company holding at the date of deposit of the requisition not less than thirty-three and one/third percent (33-1/3%) in par value of the capital of the Company which as at that date carries the right of voting at general meetings of the Company.

68	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one (1) or more requisitionists.

69	If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

70	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

71	Except as otherwise provided by law, written notice of each general meeting of the Members, whether annual or extraordinary, shall be given, either by personal delivery or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Member of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the Member at such Member’s address as it appears on the records of the Company. Each such notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. Notice of any meeting of Members shall not be required to be given to any Member who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such Member, or who shall waive notice thereof as provided in Article 165. Notice of adjournment of a meeting of Members need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than thirty (30) days or, after adjournment, a new record date is fixed for the adjourned meeting.

72	The accidental omission to give notice of a general meeting to, or the non receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate any resolutions passed at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

73	No business shall be transacted at any general meeting unless a quorum is present. Except as otherwise provided by law or by these Articles, the holders of a majority of the votes entitled to be cast by the Members entitled to vote, which if any vote is to be taken by classes or series of Shares shall mean the holders of a majority of the votes entitled to be cast by the Members of each such class or series of Shares, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of the Members.

74	A resolution (excluding a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

75	If a quorum is not present within half an hour from the time appointed for the meeting or if during such a meeting a quorum ceases to be present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time or such other place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Members present shall be a quorum.

76	The chairman, if any, of the Board shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within one (1) hour after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one (1) of their number to be chairman of the meeting.

77	If no Director is willing to act as chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one (1) of their number to be chairman of the meeting.

78	The chairman may, with the consent of a meeting at which a quorum is present, (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

79	Each resolution put to the vote of the meeting shall be decided by poll.

80	The result of the poll shall be deemed to be the resolution of the general meeting.

81	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

82	[Reserved].

83	[Reserved].

84	[Reserved].

VOTES OF MEMBERS

85	Subject to any rights or restrictions attached to any Preferred Shares, on a poll every Member shall have one (1) vote for each Share entitled to vote, of which such Member is the holder.

86	In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

87	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote on a poll by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

88	No person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class or series unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

89	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

90	On a poll, votes may be cast either personally or by proxy. A Member may appoint more than one (1) proxy or the same proxy under one (1) or more instruments to attend and vote at a meeting.

91	A Member holding more than one (1) Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one (1) or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.

NOMINATION OF DIRECTORS

92	Nominations of persons for election to the Board (other than Directors to be nominated by any class or series of Preferred Shares, voting separately as a class) at an annual general meeting may only be made:

92.1	pursuant to the Company’s notice of annual general meeting; or

92.2	by or at the direction of the Board or any authorised committee, thereof; or

92.3	by any Member who was a Member at the time such notice is delivered to the Secretary and on the record date for the determination of Members entitled to vote at such annual general meeting,

provided, however, that Members shall only be entitled to nominate persons for election to the Board at annual general meetings called specifically for the purpose of electing Directors.

93	Only persons who are nominated in accordance with Article 92 shall be eligible to serve as Directors. If the chairman of an annual general meeting determines that a proposed nomination was not made in compliance with Article 92, he shall declare to the meeting that nomination is defective and such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of Article 92, if the Member (or a qualified representative of the Member) does not appear at the annual general meeting to present his nomination, such nomination shall be disregarded.

PROXIES

94	The rules and procedures relating to the form or a proxy, the depositing and filing of proxies and voting pursuant to a proxy and any other matter incidental thereto shall be approved by the Board, subject to such rules and procedures as required by applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange and as provided in the following Article 95 to Article 98.

95	The instrument appointing a proxy shall be in writing, be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised for that purpose. A proxy need not be a Member of the Company.

96	The instrument appointing a proxy shall be deposited at the Registered Office or at such other place or by such other method as is specified for that purpose in the notice convening the meeting (including by facsimile or through an electronic transmission containing an electronic signature from a source determined to be reliable by an officer of the Company), or in any instrument of proxy sent out by the Company:

96.1	not less than forty eight (48) hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

96.2	be deposited as aforesaid not less than twenty four (24) hours before the time appointed for the taking of the poll; or

96.3	where the poll is not taken forthwith but is taken not more than forty eight (48) hours after it was demanded be delivered at the meeting at which the poll is being taken to the chairman or to the Secretary or to any director;

provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

97	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall set forth the number of Shares to be voted by the proxy.

98	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

99	Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its Directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class or series, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

SHARES THAT MAY NOT BE VOTED

100	Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

DIRECTORS

101	Except as otherwise provided in any resolution or resolutions adopted by the Directors pursuant to the provisions of Article 8 relating to the rights of the holders of any class or series of Preferred Shares, the Board shall consist of not less than one (1) person (exclusive of alternate Directors) and not more than fifteen (15) Directors; provided, however, that the limits in the number of Directors may from time to time by a resolution passed by a majority of the Directors be increased or reduced.

POWERS OF DIRECTORS

102	Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

103	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

104	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

105	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

ELECTION AND REMOVAL OF DIRECTORS

106	A Director whose term expires at an annual general meeting shall be entitled to be re-nominated as a Director in accordance with the provisions of Article 92 and Article 93.

107	No decrease in the number of Directors constituting the Board shall shorten the terms of any incumbent Director.

108	In any vote to elect Directors at a general meeting, the persons receiving the largest number of votes cast, up to the number of Directors to be elected in such vote, shall be deemed elected.

109	Newly created directorships resulting from any increase in the number of Directors may be filled by majority vote of the Board, or if not so filled, by the Members at the next annual general meeting or extraordinary general meeting called for the purpose of electing such Directors, and any vacancies on the Board resulting from death, resignation, removal or other cause as specified in Article 112 shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, or if not so filled, by the Members at the next annual general meeting or extraordinary general meeting called for the purpose of electing such Director.

110	Any Director appointed or elected in accordance with Article 109 shall hold office until such Director’s successor shall have been elected and qualified.

111	The Company may by Ordinary Resolution remove any Director other than a Director who has been named by a Substantial Shareholder pursuant to contractual arrangements between the Company and such Substantial Shareholder.

VACATION OF OFFICE OF DIRECTOR

112	The office of a Director shall be vacated if:

112.1.1	he gives notice in writing to the Company that he resigns the office of Director; or

112.1.2	[Reserved]; or

112.1.3	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

112.1.4	if he is found to be or becomes of unsound mind; or

112.1.5	on his being prohibited by any applicable law, or the relevant code, rules and regulations applicable to the listing of the shares on the Exchange, from being a Director.

PROCEEDINGS OF DIRECTORS

113	The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority of the total number of Directors. A person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum. A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum.

114	Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors present at such meeting, unless otherwise provided by these Articles. In the case of an equality of votes, the chairman shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

115	A person may participate in a meeting of the Directors or committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

116	A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors (an alternate Director being entitled to sign such a resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

117	A Director or alternate Director may, or other officer of the Company on the requisition of a Director or alternate Director shall, call a meeting of the Directors by at least two (2) days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held.

118	The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

119	The Directors may elect a chairman of their Board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one (1) of their number to be chairman of the meeting.

120	All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the election of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly elected and qualified to be a Director or alternate Director as the case may be.

121	A Director but not an alternate Director may be represented at any meetings of the Board by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

SPECIAL FINANCE COMMITTEE

122	The Board shall establish a special finance committee that shall have the exclusive power to determine the terms of any Preferred Shares that the Company proposes to issue including, without limitation, voting powers (full or limited or without voting powers), designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof and such other powers as the Board may from time to time determine.

123	The Special Finance Committee shall be comprised of three persons, consisting of the Chief Executive Officer of the Company, one independent director (as defined by the applicable rules of the Exchange) and if there is a Substantial Shareholder, one Director designated by such Substantial Shareholder, and if there is not then a Substantial Shareholder, a second independent director.

124	A quorum of a meeting of the Special Finance Committee shall require the presence of all members of the Special Finance Committee. Matters to be decided by the Special Finance Committee shall be decided only by unanimous vote of all of the members thereof. The Special Finance Committee may meet in person or by conference telephone, and may also take action by unanimous written consent of its members.

125	The Board shall not issue any Preferred Shares, or any derivative securities, warrants or securities convertible into Ordinary Shares or Preferred Shares, without prior SFC Approval.

PRESUMPTION OF ASSENT

126	A Director of the Company who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

DIRECTORS’ INTERESTS

127	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

128	A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

129	A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

130	No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

131	A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

MINUTES

132	The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class or series and of the Directors, and of committees of Directors including the names of the Directors or alternate Directors present at each meeting.

DELEGATION OF DIRECTORS’ POWERS

133	The Directors may delegate any of their powers to any committee consisting of one (1) or more Directors. They may also delegate to any managing Director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate Director may not act as managing Director and the appointment of a managing Director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

134	The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

135	The Directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

136	The Directors may, by power of attorney or otherwise, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

137	The Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members.

ALTERNATE DIRECTORS

138	Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

139	An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

140	An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

141	Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

142	An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

NO MINIMUM SHAREHOLDING

143	The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

REMUNERATION OF DIRECTORS

144	The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class or series or debentures of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one (1) such method and partly the other.

145	The Directors may by resolution approve additional remuneration to any Director for any services other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

SEAL

146	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one (1) person who shall be either a Director or some officer or other person appointed by the Directors for the purpose.

147	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

148	A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

149	Subject to the Statute and this Article, the Directors may declare dividends and distributions on Shares in issue and authorise payment of the dividends or distributions out of the funds of the Company lawfully available therefor. No dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

150	Except as otherwise provided by the rights attached to Shares, all dividends shall be declared and paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

151	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

152	The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one (1) or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

153	Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one (1) of two (2) or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

154	No dividend or distribution shall bear interest against the Company.

155	Any dividend which cannot be paid to a Member and/or which remains unclaimed after six (6) months from the date of declaration of such dividend may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend shall remain as a debt due to the Member. Any dividend which remains unclaimed after a period of six (6) years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

CAPITALISATION

156	The Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

157	The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

158	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

159	The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

160	The appointment of and provisions relating to Auditors shall be in accordance with applicable law and the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange. Subject to the preceding sentence, the Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors, and may fix his or their remuneration.

161	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

162	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

NOTICES

163	Subject to Article 0, notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent airmail.

164

Subject to Article 71, where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third (3rd) day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth (5th) day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

165	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

166	Notice of every general meeting shall be given in accordance with these Articles to every person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

167	Whenever any notice whatsoever is required to be given by these Articles or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing, which writing shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

WINDING UP

168	If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

169	If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes or series of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

INDEMNITY

170	Every Director or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own actual fraud or wilful default. No such Director or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the actual fraud or wilful default of such Director or officer. References in this Article to actual fraud or wilful default mean a finding to such effect by a competent court in relation to the conduct of the relevant party.

FINANCIAL YEAR

171	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

TRANSFER BY WAY OF CONTINUATION

172	If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

VANTAGE DRILLING COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF VANTAGE DRILLING COMPANY

EXTRAORDINARY GENERAL MEETING IN LIEU OF ANNUAL GENERAL MEETING OF THE COMPANY

OCTOBER 30, 2009

The shareholder(s) hereby appoint(s) Paul A. Bragg, Douglas G. Smith and Chris Celano or each of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Vantage Drilling Company that the shareholder(s) is/are entitled to vote at the Extraordinary General Meeting in Lieu of Annual General Meeting of the Company to be held at 10 AM, Central Daylight Time on October 30, 2009 at the offices of Porter & Hedges, L.L.P., 1000 Main Street, 36th Floor, Houston, Texas 7700, and any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such meeting and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE GIVEN HEREIN, THEN THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 12.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

The signer(s) hereby acknowledge(s) receipt of the Notice of the Extraordinary General Meeting in Lieu of Annual General Meeting of the Shareholders and accompanying proxy statement.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Vantage Drilling Company

VOTE BY INTERNET - www.vantagedrilling.com

Use the internet to transmit your voting instruction and for electronic delivery of information up until 11:59 P.M. Central Daylight Time on October 27, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting transaction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Vantage Drilling Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Central Daylight Time, on October 27, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vantage Drilling Company, 777 Post Oak Boulevard, Suite 610, Houston, Texas 77056. In order for your proxy to be voted, your proxy card must be received by mail no later than 11:59 P.M., Central Daylight Time, on October 27, 2009.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VANTAGE DRILLING COMPANY
				Vote on Proposals		For	Against	Abstain
For address changes and/or comments, please check this box and write them on the back where indicated			☐	2.	Proposal to approve an ordinary resolution to increase the Company’s authorized preferred share capital	☐	☐	☐

Please indicate if you plan to attend this meeting	☐ Yes	☐ No		3.	Proposal to approve a special resolution to amend the Company’s memorandum and articles of association to authorize the Board of Directors to issue preferred shares from time to time in one or more series, with such rights, preferences and restrictions as are fixed by the Board of Directors.	☐	☐	☐

				4.	Proposal to approve a special resolution to amend the Company’s memorandum and articles of association to add a more detailed process to fill vacancies on the Board of Directors.	☐	☐	☐
Vote on Proposals
1. Proposal to ratify and elect directors	For	Withhold

Paul A. Bragg Christopher G. DeClaire Jorge E. Estrada Robert F. Grantham	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐		5.	Proposal to approve a special resolution to amend the Company’s memorandum and articles of association to increase the minimum shareholder threshold necessary to call an extraordinary general meeting of shareholders from 10% to 33 1/3% of all of the outstanding ordinary shares.	☐	☐	☐
Marcelo D. Guiscardo John C. G. O’Leary	☐ ☐	☐ ☐		6.	Proposal to approve a special resolution to approve certain other amendments to the Company’s memorandum and articles of association	☐	☐	☐

John C. G. O’Leary John R. Russell	☐ ☐	☐ ☐		7.	Proposal to approve a special resolution to amend and restate the Company’s memorandum and articles of association.	☐	☐	☐

Hsin-Chi Su Steinar Thomassen	☐ ☐	☐ ☐		8.	Proposal to approve an ordinary resolution to issue and ratify the prior issuance, of ordinary shares, to F3 Capital.	☐	☐	☐

Ong Tian Khiam	☐	☐		9.	Proposal to approve an ordinary resolution to issue ordinary shares upon exercise of a warrant issued to F3 Capital	☐	☐	☐

				10.	Proposal to approve an ordinary resolution to ratify the issuance of ordinary shares in a private placement to certain investors (including management of the company) and to issue ordinary shares upon exercise of a warrant issued to a placement agent in the private placement.	☐	☐	☐

				11.	Proposal to an ordinary resolution to ratify the appointment of UHY LLP as the Company’s Independent registered public accounting firm for the year ended December 31, 2009	☐	☐	☐

				12.	Proposal to approve an adjournment of the meeting if necessary to appropriate to solicit additional proxies if there are an insufficient number of votes at the meeting to approve the proposals described above	☐	☐	☐

				The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1 through 8. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

				(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature (please sign within box)			Date		Signature (please sign within box)		Date